SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549



FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)           June 30, 1998


WinsLoew Furniture, Inc.

(Exact Name of Registrant as Specified in Charter)



            Florida                0-25246                63-1127982

(State or Other Jurisdiction     (Commission            (IRS Employer
    of Incorporation)            File Number)        Identification No.)


201 Cahaba Valley Parkway, Pelham, AL          35124

(Address of Principal Executive Offices)     (Zip Code)


Registrant's Telephone number, including area code    (205) 403-0206



Item 2.  Acquisition or Disposition of Assets

	On June 30, 1998, the Registrant, through its subsidiary Winston Furniture Company of Alabama, Inc., acquired the stock of Villella, Inc. d/b/a Tropic Craft Aluminum Furniture Manufacturers, a Florida corporation ("Tropic Craft"), and real estate leased by Tropic Craft from the sole shareholder of Tropic Craft (the "Seller"). The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Stock Purchase Agreement and the Contract for Purchase and Sale of real estate, attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K. As used in this current report the term "Registrant" refers to WinsLoew Furniture, Inc. and its subsidiaries.

	The assets acquired consist of the stock of Tropic Craft, which is engaged in the design, manufacture and distribution of contract casual furniture. The Registrant also purchased the land and building that Tropic Craft occupies, which was formerly leased from the Seller.

	As consideration for the stock and real estate the Registrant (i) paid the Seller, in the aggregate, approximately $8,400,000 at closing, and (ii) paid $500,000 into an escrow account, which amount will be released to the Seller subject to certain contingencies. In the event that earnings of Tropic Craft exceed hurdles for the years ended June
30, 1999 and 2000, additional consideration will be paid to the Seller in an amount not to exceed $1,000,000 in the aggregate. The amount of consideration paid by the Registrant for the stock and real estate was determined through arm's length negotiations between representatives of the Registrant and the Seller.

	The transaction was financed through the proceeds of borrowings under the Registrant's senior credit facility.

Item 7. Financial Statements, Pro Forma Statements and Exhibits

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

	Exhibit No.               Description
         2.1 Stock Purchase Agreement by and between Thomas Villella and Winston Furniture Company of Alabama, Inc.

         2.2     Contract for Sale and Purchase



SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WinsLoew Furniture, Inc.
                                      June 13, 1998

                              by:    /s/  Vincent A. Tortorici, Jr.
                                          Vincent A. Tortorici, Jr.
                                                    Vice President



STOCK PURCHASE AGREEMENT


by and between


THOMAS VILLELLA

and

WINSTON FURNITURE COMPANY OF ALABAMA, INC.






dated as of June 30, 1998



TABLE OF CONTENTS

                                                        Page

1.   Definitions.                                         1

2.   Purchase and Sale of Shares                          8
(a)  Basic Transaction                                    8
(b)  Purchase Price                                       8
(c)  Payment of Purchase Price                            8
(d)  Funded Indebtedness                                  9
(e)  Earnout                                              9
(f)  Minimum Shareholders Equity Purchase
     Price Adjustment                                    12
(g)  Funded Indebtedness.                                14
(h)  Excluded Assets                                     14
(i)  The Closing                                         14
(j)  Deliveries at the Closing                           15
(k)  Transfer Taxes                                      15

3A.  Representations and Warranties of the Seller
     as to Seller Matters                                15
(a)  Capacity                                            15
(b)  Binding Obligation                                  15
(c)  Noncontravention                                    15
(d)  Ownership of Common Stock. The                      15
(e)  Brokers Fees                                        15

3B.  Representations and Warranties of the Seller With
     Respect to the Company                              16
(a)  Organization/Power and Authority to Conduct
     Business                                            16
(b)  Noncontravention                                    16
(c)  Brokers Fees                                        16
(d)  Capitalization                                      16
(e)  Financial Statements                                17
(f)  Absence of Certain Developments                     17
(g)  Undisclosed Liabilities                             19
(h)  Legal Compliance                                    19
(i)  Company Permits                                     19
(j)  Tax Matters                                         19
(k)  Certain Business Relationships with the Company     20
(l)  Title to Tangible Assets Other than Real Property
     Interests                                           21
(m)  Title to Real Property                              21
(n)  Intellectual Property                               21
(o)  Material Contracts                                  22
(p)  Powers of Attorney                                  22
(q)  Insurance                                           23
(r)  Litigation                                          23
(s)  Labor Relations                                     23
(t)  Employee Benefits                                   23
(u)  Environmental, Health and Safety Matters            25
(v)  Customers and Suppliers                             26
(w)  Inventory                                           26
(x)  Accounts Receivable                                 26
(y)  List of Accounts                                    27
(z)  Product Warranty                                    27
(aa) Product Liability                                   27

4.   Representations and Warranties of the Purchaser     27
(a)  Organization                                        27
(b)  Authorization of Transaction                        27
(c)  Noncontravention                                    27
(d)  Brokers Fees                                        28
(e)  Acquisition of Shares for Investment                28

5.   Pre-Closing Covenants                               28
(a)  General                                             28
(b)  Operation of Business                               28
(c)  Preservation of Business                            28
(d)  Full Access                                         29
(e)  Notice of Developments                              29

6.   Post-Closing Covenants                              29
(a)  General                                             29
(b)  Transition                                          29
(c)  Litigation Support                                  29
(d)  Noncompetition                                      29
(e)  Non-Solicitation of Employees                       30
(f)  Confidentiality                                     31
(g)  "Section" 338(h)(10) Election                                31

7.   No Shop                                             32

8.   Conditions to Obligation to Close                   32
(a)  Conditions to Obligation of the Purchaser           32
(b)  Conditions to Obligation of the Seller              34

9.   Remedies for Breaches of This Agreement             35
(a)  Survival of Representations and Warranties          35
(b)  Indemnification                                     35
(c)  Treatment of Indemnification Payments               37
(d)  Escrow                                              37

10.  Termination                                         37
(a)  Termination of Agreement                            37
(b)  Effect of Termination                               38

11.  Miscellaneous                                       38
(a)  Press Releases and Public Announcements             38
(b)  No Third-Party Beneficiaries                        38
(c)  Entire Agreement                                    38
(d)  Succession and Assignment                           38
(e)  Counterparts                                        39
(f)  Headings                                            39
(g)  Notices                                             39
(h)  Governing Law; Venue                                40
(i)  Amendments and Waivers                              40
(j)  Severability                                        40
(k)  Expenses                                            40
(l)  Construction                                        40
(m)  Incorporation of Disclosure Schedule                41
(n)  Equitable Remedies                                  41
(o)  Waiver of Jury Trial                                41
(p)  Prevailing Parties                                  41


Schedule I  -  Seller Stock Information
Exhibit A   -  Form of Escrow Agreement
Exhibit B   -  Form of Employment Agreement
Exhibit C   -  Form of Contract for Purchase and Sale
Disclosure Schedule



STOCK PURCHASE AGREEMENT

		This Stock Purchase Agreement is made as of June 30, 1998, by and between Winston Furniture Company of Alabama, Inc., an Alabama corporation (the "Purchaser"), and Thomas Villella
(the "Seller"). The Purchaser and the Seller are each referred to in this Agreement as a "Party" and collectively as the "Parties".

		The Seller directly owns all of the outstanding capital stock of Villella, Inc., a Florida corporation (the "Company").

		This Agreement contemplates a transaction in which the Purchaser will purchase from the Seller, and the Seller will sell to the Purchaser, all of the outstanding capital stock of the Company.

		NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

	1.	Definitions.

	"Accounts Receivable" means all of the Company's accounts, instruments, drafts, acceptances and other forms of receivables and all rights earned under the Company's contracts to sell goods or render services.

	"Actual EBITAM Amount" has the meaning set forth in "section" 2(e)(iv)(C) below.

	"Actual Net Shareholders Equity Amount" has the meaning set forth in "section"2(f)(ii)(C) below.

	"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

	"Affiliated Group" means any affiliated group within the meaning of "section"1504 of the Code.

	"Allocation Schedule" has the meaning set forth in "section"6(g)(iii) below.

	"Authority" means any federal, state, local or foreign governmental regulatory agency, commission, bureau, authority, court or arbitration tribunal.

	"Available Cash" means all Cash held by the Company as of midnight on the business day before the Closing Date less an amount of Cash necessary to cover outstanding checks (which are not otherwise stale) which have been issued by the Company but have not cleared.

	"Business of the Company" means the casual contract furniture business.

	"Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

	"CERCLA" has the meaning set forth in "section"3B(u)(vi) below.

	"Charter" and "bylaws," respectively, mean with respect to any corporation, those instruments that, among other things,
(a) define its existence, as filed or recorded with the applicable Authority, including, without limitation, such corporation's Articles or Certificate of Incorporation, and
(b) otherwise govern its internal affairs, in each case as amended, supplemented, or restated.

	"Closing" has the meaning set forth in "section"2(g) below.

	"Closing Balance Sheet" has the meaning set forth in "section"2(f)(i) below.

	"Closing Date" has the meaning set forth in "section"2(g) below.

	"Code" means the Internal Revenue Code of 1986, as amended.

	"Common Stock" means the Common Stock, par value $5.00 per share, of the Company.

	"Company" has the meaning set forth in the preface above.

	"Company Permits" has the meaning set forth in "section"3B(i) below.

	"Confidential Information" means data and information relating to the business of the Company (which does not rise to the level of a Trade Secret) and which has value to the Company and is not generally known to its competitors. Confidential Information does not include any data or information that has been voluntarily disclosed to the public by the Company or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

	"Disclosure Schedule" means the Disclosure Schedule accompanying this Agreement.

	"Earnout" has the meaning set forth in "section"2(e)(i) below.

	"EBITAM" means has the meaning set forth in "section"2(e)(ii) below.

	"EBITAM Dispute Accounting Firm" has the meaning set forth in "section"2(e)(iv) below.

	"EBITAM Statement" has the meaning set forth in "section"2(e)(iv) below.

	"Employee Benefit Plan" has the meaning set forth in "section"3B(t) below.

	"Employee Pension Benefit Plan" has the meaning set forth in ERISA "section"3(2).

	"Employee Welfare Benefit Plan" has the meaning set forth in ERISA "section"3(1).

	"Employment Agreement" has the meaning set forth in "section"8(a)(xii) below.

	"Environmental, Health and Safety Requirements" means all federal, state, local, regional and foreign statutes, regulations and ordinances concerning workplace health and safety and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes.

	"Environmental Claim" means any written notice or claim by any person or any Authority alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Material of Environmental Concern at any location, whether or not owned, leased or operated by the Company, or (ii) any violation, or alleged violation, of any Environmental, Health and Safety Requirement.

	"ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

	"ERISA Affiliate" means any Person that would be aggregated with the Company under "section"414(b), (c), (m) or (o) of the Code.

	"Escrow Account" has the meaning set forth in "section" 2(c)(ii).

	"Escrow Agent" has the meaning set forth in "section" 2(c)(ii).

	"Escrow Funds" has the meaning set forth in "section" 2(c)(ii).

	"Final EBITAM Determination Date" has the meaning set forth in "section"
2(e)(iv) below.

	"Final Closing Balance Sheet Determination Date" has the meaning set forth in "section"2(f)(ii) below.

	"Final Return" has the meaning set forth in "section" 6(h) below.

	"Financial Statements" has the meaning set forth in "section"3B(e) below.

	"Funded Indebtedness" means the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others and purchase money indebtedness of the Company (including capitalized lease obligations), (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, in any manner by the Company, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or to pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course, (iii) indebtedness of the type described in clause (i) above secured by any Lien upon property owned by the Company, even though the Company has not in any manner become liable for the payment of such indebtedness and (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness.

	"GAAP" means United States generally accepted accounting principles as in effect from time to time.

	"High EBITAM Amount" has the meaning set forth in "section"2(e)(iv)(B) below.

	"High Net Shareholders Equity Amount" has the meaning set forth in "section"2(f)(ii)(B) below.

	"Indemnified Party" has the meaning set forth in "section"9(b)(v) below.

	"Indemnifying Party" has the meaning set forth in "section"9(b)(v) below.

	"Individual Representations and Warranties" has the meaning set forth in "section"9(a) below.

	"Initial Payment" has the meaning set forth in "section"2(c)(i) below.

	"Intellectual Property" means all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith (including all translations, adaptations, derivations and combinations of the foregoing); copyrights and copyrightable works; registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including, without limitation, ideas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, business and marketing plans, and customer and supplier lists and related information); and computer software (including, without limitation, data, data bases and documentation).

	"IRS" means the Internal Revenue Service.

	"Inventory" means all of the inventories of the Company, including without limitation, raw materials, work in progress, finished goods, packaging goods and other like items.

	"Knowledge" (and the related phrase "to the Knowledge of") means, with respect to either Party when modifying any representation or warranty, that such Party has no knowledge that such representation or warranty is not true and correct to the same extent as provided in the applicable representation and warranty, and that (i) in the case of the Seller, the Seller has made appropriate investigations and inquiries of the officers and responsible employees of the Company, and (ii) nothing has come to the Seller's attention in the course of such investigation and inquiries or otherwise which would cause the Seller, in the exercise of due diligence, to believe that such representation and warranty is not true in all material respects.

	"Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest, whether or not related to the extension of credit or the borrowing of money.

	"Leased Real Property" has the meaning set forth in "section"3B(m) below.

	"Loss" or "Losses" means all damages, dues, penalties, fines, reasonable amounts paid in settlement, Taxes, costs, obligations, losses, expenses, and fees (including court costs and reasonable attorneys' fees and expenses), including, as the context may require, any of the foregoing which arise out of or in connection with any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees or rulings.

	"Low EBITAM Amount" has the meaning set forth in "section"2(e)(iv)(A) below.

	"Low Net Shareholders Equity Amount" has the meaning set forth in "section"2(f)(ii)(B) below.

	"Material Adverse Change" or "Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, financial condition, results of operations or prospects of the Company.

	"Material Contract" means any contract or agreement whether written or oral to which the Company is a party, or by which the Company or any of its assets is bound, and which (a) relates to Funded Indebtedness or is a letter of credit, pledge, bond or similar arrangement running to the account of or for the benefit of the Company, (b) relates to the purchase, maintenance or acquisition of, or sale or furnishing of, materials, supplies, merchandise, machinery, equipment, parts or any other property or services (excluding any such contract made in the Ordinary Course of Business and which is expected to be fully performed within 90 days of the date hereof or which involves revenues or expenditures of less than $10,000), (c) is a collective bargaining agreement, (d) obligates the Company not to compete with any business, or which otherwise restrains or prevents the Company from carrying on any lawful business or which restricts the right of the Company to use or disclose any information in its possession (excluding in each case customary restrictive covenants contained in agreements entered into in the Ordinary Course of Business), (e) relates to (i) employment, compensation, severance, or consulting between the Company and any of its officers or directors, or (ii) between the Company and any other employees or consultants of the Company who are entitled to compensation thereunder in excess of $25,000 per annum, (f) is a lease or sublease of real property, or a lease, sublease or other title retention agreement or conditional sales agreement involving annual payments in excess of $10,000 individually or $50,000 in the aggregate for any machinery, equipment, vehicle or other tangible personal property (whether the Company is a lessor or lessee), (g) is a contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of any real property involving payments to be made after the date hereof in excess of $10,000, (h) is a contract granting any Person a Lien on any of the assets of the Company, in whole or in part (other than Permitted Liens), (i) is a contract by which the Company retains any manufacturer's representatives, broker or other sales agent, distributor or representative or through which the Company is appointed or authorized as a sales agent, distributor or representative, (j) is a joint venture or partnership contract or a limited liability company operating agreement with the Seller, or with any Affiliate of the Seller,
(k) is (i) an agreement for the storage, transportation, treatment and disposal of any materials subject to regulation under any Environmental Health and Safety Requirements, or (ii) a contract for storage, transportation or similar services with carriers or warehousemen (excluding any such contract entered into in the Ordinary Course of Business and involving aggregate annual expenditures not exceeding $25,000), (l) is an agreement or arrangement with any Affiliate of the Seller, or (m) any other agreement (or group of related agreements) the performance of the executory portion of which involves consideration in excess of $25,000 or which cannot be terminated by the Company upon 90 days notice.
	"Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in each case with respect to which liability or standards of conduct are imposed pursuant to any Environmental, Health and Safety Requirements.

	"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

	"Most Recent Financial Statements" has the meaning set forth in "section"3B(e) below.

	"Most Recent Fiscal Month End" has the meaning set forth in "section"3B(e) below.

	"Most Recent Fiscal Year End" has the meaning set forth in "section"3B(e) below.

	"Multiemployer Plan" has the meaning set forth in ERISA
"section"3(37).

	"Net Shareholders Equity" means the total assets of the Company minus the total liabilities of the Company.

	"Net Shareholders Equity Dispute Accounting Firm" has the meaning set forth in "section"2(f)(ii) below.

	"Notice of Disagreement With EBITAM Statement" has the meaning set forth in "section"2(e)(iv) below.

	"Notice of Disagreement With Closing Balance Sheet" has the meaning set forth in "section"2(f)(ii) below.

	"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

	"Party" has the meaning set forth in the preface above.

	"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

	"Permitted Liens" means (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and as to which adequate reserves have been established, (ii) mechanic's, materialman's, supplier's, vendor's, landlord's or similar Liens arising in the Ordinary Course of Business securing amounts which are not delinquent and
(iii) purchase money Liens and Liens securing rental payments under capital lease arrangements.

	"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

	"Pre-Closing Tax Period" means any tax period (including partial periods) that ends on or prior to the Closing Date.

	"Property" or "Properties" has the meaning set forth in "section"3B(m) below.

	"Purchaser" has the meaning set forth in the preface above.

	"Purchase Price" has the meaning set forth in "section"2(b) below.

	"Purchase Price Adjustment" has the meaning set forth in "section"2(f)(iii) below.

	""section"338(h)(10) Election" has the meaning set forth in "section"6(g)(i)
below.

	"Restricted Area" has the meaning set forth in "section"6(d) below.

	"Securities Act" means the Securities Act of 1933, as amended.

	"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

	"Seller" has the meaning set forth in the preface above.

	"Shares" has the meaning set forth in "section"2(a) below.

	"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

	"Target Amounts" has the meaning set forth in "section" 2(e) below.

	"Taxes" means all federal, state, local and foreign taxes (including, without limitation, income or profits taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, value added taxes, employment and payroll-related taxes, property taxes, business license taxes, occupation taxes, import duties and other governmental charges and assessments), of any kind whatsoever, including interest, additions to tax and penalties with respect thereto.

	"Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

	"Third Party Claim" has the meaning set forth in "section"9(b)(v) below.

	"Trade Secrets" means information relating to the Company, without regard to form, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which (a) derives economic value, actual or potential, from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

	"Unrestricted Representations and Warranties" has the meaning set forth in "section"9(a) below.

	"1999 EBITAM" has the meaning set forth in "section" 2(e) below.

	"2000 EBITAM" has the meaning set forth in "section" 2(e) below.

	2.	Purchase and Sale of Shares.

	1.	Basic Transaction .  On and subject to the terms and
conditions of this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, free and clear of all restrictions on transfer, Liens, claims and demands, all of the shares of Common Stock owned by the Seller
(the "Shares") as set forth in Schedule I hereto, for the consideration specified below in this "section"2.

	2.	Purchase Price . The aggregate purchase price to be
paid by the Purchaser for all of the Shares (the "Purchase
Price") shall be (i) $8,000,000, minus (ii) the amount of Funded
Indebtedness as of the Closing Date (after giving effect to any reduction of such Funded Indebtedness on the Closing Date by application of Available Cash); (iii) any Purchase Price
Adjustment made pursuant to "section"2(f) below, plus (iv) any Earnout payments made pursuant to "section"2(e) below.

	3.	Payment of Purchase Price .  On the Closing Date, the
Purchaser shall make payment of the Purchase Price as follows:

	(i)	To the Seller, by wire transfer of immediately
available funds, the aggregate sum of $7,500,000 (the "Initial Payment"), to the account or accounts designated in writing by the Seller at least two business days prior to the Closing Date. The Seller may direct the Purchaser to deliver a portion of the Initial Payment to certain third parties for fees, expenses, costs or other obligations arising out of or in connection with the transactions contemplated in this Agreement.

	(ii)	To SunTrust Bank Atlanta, as escrow agent (the
"Escrow Agent") pursuant to the terms of the Escrow
Agreement, the sum of $500,000 (the "Escrow Funds"). As provided in the Escrow Agreement, the Escrow Funds shall be held in an account (the "Escrow Account") to provide indemnification to the Purchaser as provided in "section" 9 hereof.


	(d)	Funded Indebtedness .	As soon as practical before
the Closing, the Purchaser and/or the Company (as determined by the Purchaser) shall deliver to the holders of Funded
Indebtedness an amount sufficient to repay all Funded
Indebtedness outstanding immediately prior to the Closing (in connection with which the Seller shall cause the Company to apply Available Cash to the reduction of Funded Indebtedness), with the result that immediately following the Closing there will be no further obligations of the Company, monetary or otherwise, with respect to any Funded Indebtedness outstanding immediately prior to the Closing. Prior to the Closing Date, the Seller will provide the Purchaser with customary pay-off letters from all holders of Funded Indebtedness outstanding immediately prior to the Closing, and make arrangements reasonably satisfactory to the Purchaser for such holders to provide to the Purchaser recordable form mortgage and lien releases, canceled notes, trademark and patent assignments and other documents reasonably requested by the Purchaser simultaneously with the Closing. If the Purchaser directs the Company to pay any Funded Indebtedness, it shall provide the Company with sufficient funds to do so.

	(e)	Earnout .

	(i)	The Seller will be entitled to receive a
contingent purchase price payment of up to $1,000,000 (the
"Earnout") in accordance with the provisions of this "section"2(e). The Earnout shall be payable with respect to the fiscal years ending June 30, 1999 and June 30, 2000 and the amount of the Earnout payment for each such fiscal year will be equal to the amount (if any) by which the Company's EBITAM for such fiscal year exceeds the following amounts (the
"Target Amounts"); provided, however, that in no event shall the Earnout amount for either fiscal year be more than $500,000:

			Fiscal Year Ending
		EBITAM
Target Amount

			June 30, 1999
		$ 1,775,000
			June 30, 2000
		$ 1,955,000

The Earnout payment (if any) for either such fiscal year will be paid upon the final determination of the EBITAM
Statement for such fiscal year in accordance with this "section"2(e), by wire transfer of immediately available funds to an account or accounts designated by the Seller in writing.
Should the Company's EBITAM for the fiscal year ended June
30, 1999 (the "1999 EBITAM") not exceed the June 30, 1999
Target Amount as set forth above, Seller shall not be entitled to any Earnout payment for the fiscal year ended
June 30, 1999, unless the 1999 EBITAM when added to the Company's EBITAM for the fiscal year ended June 30, 2000
(the "2000 EBITAM") exceed the sum of the 1999 and 2000
Target Amounts. In such event, Seller shall be entitled to the Earnout payment for both such fiscal years.

Should the Company's 2000 EBITAM not exceed the 2000 Target Amount, Seller shall not be entitled to any Earnout payment for the fiscal year ended June 30, 2000 unless the 2000 EBITAM when added to the 1999 EBITAM exceed the sum of the 1999 and 2000 Target Amounts.

	(ii)	For purposes of this Agreement, "EBITAM" for
either such fiscal year means the Company's earnings for the twelve months ending on the last day of such fiscal year, before taking into account (i) any interest on indebtedness and any financing and related fees and expenses, (ii) all fees or expenses incurred in connection with the transactions contemplated by this Agreement, (iii) income Taxes, (iv) any amortization or depreciation to the extent attributable to the purchase accounting "write-up" resulting from the transactions contemplated hereby and (v) management or other fees charged by the Purchaser and/or its Affiliates.

	(iii)	Except as otherwise expressly provided
herein, any amount or calculation to be made in connection with the Earnout shall be determined or made (A) in accordance with GAAP, (B) using the same revenue, income and expense recognition policies and practices as have been used by the Company prior to the Closing, unless such policies and practices are determined not to have been prepared in accordance with GAAP; and (C) based on the unaudited financial statements of the Company utilized in connection with the preparation of the audited consolidated financial statements of the Purchaser and its Subsidiaries.

	(iv)	Promptly (but in no event later than sixty (60)
after the end of each such fiscal year, the Purchaser at its expense shall prepare and deliver to the Seller a statement of the EBITAM of the Company for the fiscal year then ended (the "EBITAM Statement"). During the 30 days immediately following receipt of the EBITAM Statement by the Seller, the Seller and his accountants shall be entitled to review the EBITAM Statement and any working papers, trial balances and similar materials relating to the EBITAM Statement prepared by the Purchaser or its accountants, and the Purchaser shall provide the Seller and his accountants with timely access, during normal business hours, to the personnel, properties, books and records of the Company and the Purchaser. The
EBITAM Statement shall become final and binding upon the parties on the 31st day following delivery thereof unless the Seller gives written notice to the Purchaser of his disagreement with the EBITAM Statement (a "Notice of Disagreement With EBITAM Statement") prior to such date. Any Notice of Disagreement With EBITAM Statement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement With EBITAM Statement is received by the Purchaser with respect to the EBITAM Statement, then the EBITAM Statement (as revised in accordance with clause (A) or (B) below), shall become final and binding upon the parties on the earlier of (A) the date the Purchaser and the Seller resolve in writing any differences they have with respect to any matter specified in a Notice of Disagreement With EBITAM Statement, or (B) the date any matters in dispute are finally resolved in writing by the EBITAM Dispute Accounting Firm in the manner described below (the date on which the EBITAM Statement so becomes final and binding being hereinafter referred to as the "Final EBITAM Determination Date"). During the 30 days immediately following the delivery of any Notice of Disagreement With EBITAM Statement, the Purchaser and the Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement With EBITAM
Statement. During such period, the Seller and his accountants shall each have access to the Company's working papers, trial balances and similar materials (including the working papers, trial balances and similar materials of the Purchaser's accountants) prepared in connection with the Purchaser's preparation of the EBITAM Statement. At the end of such 30-day period, the Seller and Purchaser shall submit to an independent "Big 6" public accounting firm (the
"EBITAM Dispute Accounting Firm") for review and resolution any and all matters which remain in dispute and which were included in any Notice of Disagreement With EBITAM Statement (it being understood that the EBITAM Dispute Accounting Firm shall act as an arbitrator to determine, based solely on presentations by the Purchaser and the Seller (and not by independent review), only those matters which remain in dispute), and the EBITAM Dispute Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (A) in writing, (B) furnished to the Purchaser and the Seller as soon as practicable after the items in dispute have been referred to the EBITAM Dispute Accounting Firm, (C) made in accordance with this Agreement, and (D) conclusive and binding upon the Parties to this Agreement and not subject to collateral attack for any reason. The EBITAM Statement, with any adjustments necessary to reflect the EBITAM Dispute
Accounting Firm's resolution of the matters in dispute, shall become final and binding on the Parties on the date the EBITAM Dispute Accounting Firm delivers its final resolution to the Parties. The EBITAM Dispute Accounting
Firm shall be mutually selected by the Purchaser and the Seller, or, if the Purchaser and the Seller cannot so agree within the 30-day period referred to above, by lot from among the independent "Big 6" public accounting firms (after excluding ________________ and the Purchaser's independent public accountants) willing to act. Each Party shall pay its own costs and expenses incurred in connection with such arbitration; provided, that the fees and expenses of the EBITAM Dispute Accounting Firm shall be borne as follows:

		(A)	if the EBITAM Dispute Accounting Firm
resolves all of the remaining objections in favor of the Purchaser (the amount of the EBITAM so determined is referred to herein as the "Low EBITAM Amount"), the Seller will be responsible for all of the fees and expenses of the EBITAM Dispute Accounting Firm;

		(B) 	if the EBITAM Dispute Accounting Firm
resolves all of the remaining objections in favor of the Seller (the amount of the EBITAM so determined is referred to herein as the "High EBITAM Amount"), the Purchaser will be responsible for all of the fees and expenses of the EBITAM Dispute Accounting Firm; and

		(C)	if the EBITAM Dispute Accounting Firm
resolves some of the remaining objections in favor of the Purchaser and the rest of the remaining objections in favor of the Seller (the amount of the EBITAM so determined is referred to herein as "Actual EBITAM
Amount"), the Seller will be responsible for that fraction of the fees and expenses of the EBITAM Dispute Accounting Firm equal to (1) the difference between the High Amount and the Actual Amount over (2) the difference between the High Amount and the Low Amount, and the Purchaser will be responsible for the remainder of the fees and expenses.

	(v)	If the Purchaser has determined that an Earnout
payment is payable with respect to either of the fiscal years ending June 30, 1999 and June 30, 2000, the Purchaser shall pay such Earnout payment when it delivers the EBITAM Statement for such fiscal year (even if the Seller dispute the amount of such Earnout payment as determined by the Purchaser). If the amount of the Earnout payment is in dispute, and the Earnout payment that is ultimately determined to be payable pursuant to "section"2(e)(iv) is (A) greater than the amount (if any) paid pursuant to the previous sentence, then the Purchaser shall pay the difference within three business days after such determination, or (B) less than the amount (if any) paid pursuant to the previous sentence, then the Seller shall repay the difference within three business days after such determination. Payment of the Earnout shall be made by the Purchaser to the Seller by wire transfer of immediately available funds to the account or accounts designated in writing by the Seller. Payment of any amounts payable to the Purchaser pursuant to clause (B) of this paragraph (v) shall be made by wire transfer of immediately available funds to the account designated in writing by the Purchaser.

	(f)	Minimum Shareholders Equity Purchase Price
Adjustment.

	(i)	Within 30 days after the Closing Date, the
Purchaser shall prepare and deliver to the Seller (a) a balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet") and (B) the Purchaser's calculation of the Net Shareholders Equity of the Company at such time. The Closing Balance Sheet (including, without limitation, such calculation of Net Shareholders Equity) shall be prepared in accordance with GAAP applied in a manner consistent with the same accounting principles and methodologies used in preparing the Financial Statements except that no effect shall be given to (x) any transaction occurring between the actual time of Closing and the close of business on the Closing Date between the Company and the Purchaser or its Affiliates or relating to the Purchaser's financing of either the Company or any of the transactions contemplated hereby or (y) any purchase accounting or other similar adjustments resulting from the consummation of the transactions contemplated herein.

	(ii)	During the 30 days immediately following receipt
of the Closing Balance Sheet by the Seller, the Seller and his accountants shall be entitled to review the Closing
Balance Sheet and any working papers, trial balances and similar materials relating to the Closing Balance Sheet prepared by the Purchaser or its accountants, and the Purchaser shall provide the Seller and his accountants with timely access, during the Company's normal business hours, to the Company's personnel, properties, books and records.
The Closing Balance Sheet shall become final and binding upon the parties on the 31st day following delivery thereof unless the Seller gives written notice to the Purchaser of his disagreement with the Closing Balance Sheet (a "Notice of Disagreement With Closing Balance Sheet") prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement With Closing Balance Sheet is received by the Purchaser with respect to the Closing
Balance Sheet, then the Closing Balance Sheet (as revised in accordance with clause (A) or (B) below), shall become final and binding upon the parties on the earlier of (a) the date the Purchaser and the Seller resolve in writing any differences they have with respect to any matter specified in a Notice of Disagreement With Closing Balance Sheet, or
(B) the date any matters in dispute are finally resolved in writing by the Purchase Price Adjustment Dispute Accounting
Firm in the manner described below (the date on which the Closing Balance Sheet so becomes final and binding being hereinafter referred to as the "Final Closing Balance Sheet Determination Date"). During the 30 days immediately following the delivery of any Notice of Disagreement With Closing Balance Sheet, the Purchaser and the Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement With Closing Balance Sheet.
During such period, the Seller and his accountants shall each have access to the Purchaser's and the Company's working papers, trial balances and similar materials
(including the working papers, trial balances and similar materials of their respective accountants) prepared in connection with the preparation of the Closing Balance
Sheet. At the end of such 30-day period, the Seller and the Purchaser shall submit to the Purchase Price Adjustment
Dispute Accounting Firm for review and resolution any and all matters which remain in dispute and which were included in any Notice of Disagreement With Closing Balance Sheet (it being understood that the Purchase Price Adjustment Dispute Accounting Firm shall act as an arbitrator to determine, based solely on presentations by the Purchaser and the Seller (and not by independent review), only those matters which remain in dispute), and the Purchase Price Adjustment Dispute Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (a) in writing, (B) furnished to the Purchaser and the Seller as soon as practicable after the items in dispute have been referred to the Purchase
Price Adjustment Dispute Accounting Firm, (C) made in accordance with this Agreement, and (D) conclusive and binding upon the Parties and not subject to collateral attack for any reason. The Closing Balance Sheet, with any adjustments necessary to reflect the Purchase Price
Adjustment Dispute Accounting Firm's resolution of the matters in dispute, shall become final and binding on the Parties on the date the Accounting Firm delivers its final resolution to the Parties, which shall be no later than 90 days after the Closing Date. The Purchase Price Adjustment Dispute Accounting Firm shall be mutually selected by the Purchaser and the Seller or, if the Purchaser and the Seller cannot so agree within the 30-day period referred to above, by lot from among the independent "Big 6" public accounting firms (after excluding ________________ and the Purchaser's independent public accountants) willing to act
(the "Purchase Price Adjustment Dispute Accounting Firm").
Each Party shall pay its own costs and expenses incurred in connection with such arbitration, provided that the fees and expenses of the Purchase Price Adjustment Dispute Accounting Firm shall be borne as follows:

		(a)	if the Purchase Price Adjustment Dispute
Accounting Firm resolves all of the remaining objections in favor of the Purchaser (the amount of the Net Shareholders Equity so determined is referred to herein as the "Actual Net Shareholders Equity Amount"), the Seller will be responsible for all of the fees and expenses of the Purchase Price Adjustment Dispute
Accounting Firm;

		(B) 	if the Purchase Price Adjustment Dispute
Accounting Firm resolves all of the remaining objections in favor of the Seller (the amount of the Net Shareholders Equity so determined is referred to herein as the "Actual Net Shareholders Equity Amount"), the Purchaser will be responsible for all of the fees and expenses of the Purchase Price Adjustment Dispute
Accounting Firm; and

		(C)	if the Purchase Price Adjustment Dispute
Accounting Firm resolves some of the remaining objections in favor of the Purchaser and the rest of the remaining objections in favor of the Seller (the amount of the Net Shareholders Equity so determined is referred to herein as "Actual Net Shareholders Equity
Amount"), the Seller will be responsible for that fraction of the fees and expenses of the Purchase Price
Adjustment Dispute Accounting Firm equal to (i) the difference between the High Amount and the Actual
Amount over (ii) the difference between the High Amount and the Low Amount, and the Purchaser will be responsible for the remainder of the fees and expenses.

	(iii)	Upon the final determination of the Closing
Balance Sheet in accordance with this "section"2(f), if Net Shareholders Equity is less than $650,000, the Seller shall pay to the Purchaser the amount of such deficiency. Any required reduction to the Purchase Price pursuant to this section 2(f) shall be referred to as the "Purchase Price
Adjustment".

	(g)	Funded Indebtedness. 	As soon as practical before
the Closing, the Purchaser and/or the Company (as determined by the Purchaser) shall deliver to the holders of Funded
Indebtedness an amount sufficient to repay all Funded
Indebtedness outstanding immediately prior to the Closing (in connection with which the Seller shall cause the Company to apply Available Cash to the reduction of Funded Indebtedness), with the result that immediately following the Closing there will be no further obligations of the Company, monetary or otherwise, with respect to any Funded Indebtedness outstanding immediately prior to the Closing. Prior to the Closing Date, the Seller will provide the Purchaser with customary pay-off letters from all holders of Funded Indebtedness outstanding immediately prior to the Closing, and make arrangements reasonably satisfactory to the Purchaser for such holders to provide to the Purchaser recordable form mortgage and lien releases, canceled notes, trademark and patent assignments and other documents reasonably requested by the Purchaser simultaneously with the Closing. If the Purchaser directs the Company to pay any Funded Indebtedness, it shall provide the Company with sufficient funds to do so.

	(h)	 Excluded Assets .  Notwithstanding the foregoing, the
following transfers by the Company will occur prior to Closing:

		(i)	The Company will transfer ownership of the
1979 Piper Aztec aircraft to Seller in consideration for the payment by Seller, in cash, of the cash value of such aircraft as set forth in "section" 2(h)(i) of the Disclosure
Schedule.

		(ii)	The Company will transfer the ownership of
the vehicle of the Company set forth in "section" 2(h)(ii) of the Disclosure Schedule to the Seller in consideration of the payment, in cash, of the amounts set forth in "section" 2(h)(ii) of the Disclosure Schedule. All accompanying automobile insurance of the Company shall be canceled prior to Closing.

	(i)	 The Closing .  The closing of the transactions
contemplated by this Agreement (the "Closing") are taking place on the date hereof and concurrently with the execution and delivery of this Agreement. (the "Closing Date").

	(j)	Deliveries at the Closing .  At the Closing, (i) the
Seller will deliver to the Purchaser the various certificates and documents referred to in "section"8(a) below, (ii) the Purchaser will deliver to the Seller the various certificates and documents referred to in "section"8(b) below, (iii) the Seller will deliver to the Purchaser stock certificates representing all of the Shares being purchased from him pursuant to "section"2(a) above, duly endorsed in blank or accompanied by duly executed assignment documents, sufficient in form and substance to convey to the Purchaser good title to such Shares, free and clear of all restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Liens, claims and demands and (iv) the Purchaser will deliver to the Seller the Initial Payment.

	(k)	Transfer Taxes . The Seller shall be responsible for
the payment of all sales and transfer Taxes, if any, which may be payable with respect to the transactions contemplated by this Agreement.

	3A.	Representations and Warranties of the Seller as to
Seller Matters. The Seller represents and warrants to the Purchaser as follows:

		4.	 Capacity .  The Seller has full capacity to
execute and deliver this Agreement and to perform his obligations hereunder.

		5.	Binding Obligation .  This Agreement constitutes
the valid and legally binding obligation of the Seller enforceable in accordance with its terms.

		1.	Noncontravention .  Neither the execution and the
delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree or ruling of any Authority to which the Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Seller is a party or by which the Seller is bound or to which any of the Seller's assets is subject. The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for the Seller to consummate the transactions contemplated by this Agreement.

		6.	Ownership of Common Stock. The  Seller holds of
record and owns beneficially the number of Shares set forth on
Schedule I attached hereto and has good title to such Shares, free and clear of any restrictions on transfer, Liens, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The
Seller is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company.

		7.	Brokers Fees .  Except as set forth in "section" 3A(e) of
the Disclosure Schedule, the Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser or the Company (with respect to periods following the Closing) could become liable or obligated.
Seller shall indemnify and hold Purchaser and the Company harmless from any and all demands and claims which now or hereafter may be asserted against Purchaser or the Company as to brokerage fees, commissions or similar types of compensation with respect to the purchase of the Shares or the Business of the Company from brokers engaged by the Seller.

	3B.	Representations and Warranties of the Seller With
Respect to the Company. The Seller represents and warrants to the Purchaser as follows:

		8.	Organization/Power and Authority to Conduct
Business . The Company is a corporation duly organized, validly existing, and in good standing under the laws of Florida. The
Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. "section"3B(a) of the Disclosure Schedule sets forth a list of each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

		9.	 Noncontravention .  Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree or ruling of any Authority to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) except as set forth under section 3B(b) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Company is a party or by which it is bound or to which any of its assets is subject. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for the Company to consummate the transactions contemplated by this Agreement.

		10.	Brokers Fees . The Company does not have any
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

		11.	Capitalization .  The Common Stock constitutes the
Company's only authorized class of capital stock. "section"3B(d) of the Disclosure Schedule sets forth for the Company (i) the number of shares of authorized Common Stock and (ii) the number of issued and outstanding shares of Common Stock, the names of the holders of record thereof, and the number of shares held by each such holder. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person or any agreement or law by which the Company at the time of issuance was bound.
There are no outstanding or authorized subscriptions, warrants, options or, except for this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or any other security of the Company;
there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company; and are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The Company does not have any Subsidiary, and does not own, directly or indirectly, any capital stock or other equity interests in any corporation, partnership or other entity.

		12.	Financial Statements . Set forth in "section"3B(e) of the
Disclosure Schedule are the following financial statements
(collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income and statements of shareholders equity and cash flows as of and for the fiscal year ended June
30, 1997 (the "Most Recent Fiscal Year End") for the Company; and
(ii) unaudited balance sheet and statement of income and statement of cash flows (the "Most Recent Financial Statements") as of and for the nine months ended March 31, 1998 (the "Most
Recent Fiscal Month End") for the Company. The Financial
Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate). The Company has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, and reserved against or disclosed in the Financial Statements.

		13.	Absence of Certain Developments .  Except as
otherwise contemplated by this Agreement and except as set forth in section 3B(f) of the Disclosure Schedule, since the Most Recent Fiscal Year End, the Company has conducted its business only in the Ordinary Course of Business and there has not been any Material Adverse Change with respect to the Company. Without limiting the generality of the foregoing, since that date, the Company has not:

	1.	borrowed any amount or incurred any liabilities,
except liabilities incurred in the Ordinary Course of
Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of
contract, breach of warranty, tort, infringement or
violation of law);
	1.	mortgaged, pledged or subjected to any Lien any of
its assets, except for Permitted Liens, or entered into any conditional sale or other title retention agreement with respect to any property or asset;

	2.	sold, assigned or transferred any of its tangible
assets, except for sales of Inventory in the Ordinary Course of Business;

	3.	sold, assigned or transferred any patents,
trademarks or trade names or any material copyrights, trade secrets or other intangible assets;

	4.	suffered any extraordinary losses or canceled,
compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary
Course of Business or involving more than $10,000 in the aggregate;

	5.	made any capital expenditures or commitments
therefor in excess of $10,000 individually or $25,000 in the aggregate;

	6.	entered into any material agreement, contract,
lease or license outside the Ordinary Course of Business;

	7.	suffered any theft, damage, destruction or
casualty loss in excess of $25,000 to its property, whether or not covered by insurance;

	8.	entered into any agreement with any labor union or
association representing any employee, or made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors or employees, or otherwise made any material change in employment terms for any of its directors, officers and employees;

	9.	made any change in its accounting methods,
principles or practices;

	10.	made any increase in or established any bonus,
insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement;

	11.	made any payment (including any dividends or other
distributions with respect to the Common Stock) to the Seller or any Affiliate of the Seller (other than compensation otherwise payable in the Ordinary Course of Business or forgiven any indebtedness due or owing from the Seller or any Affiliate of the Seller to the Company;

	(xiii)	reclassified, combined, split, subdivided or
redeemed or otherwise repurchased any capital stock of the Company, or created, authorized, issued, sold, delivered, pledged or encumbered any additional capital stock (whether authorized but unissued or held in treasury) or other securities equivalent to or exchangeable for capital stock, or granted or otherwise issued any options, warrants or other rights with respect thereto;
	(xiv)	acquired or agreed to acquire by merging or
consolidating with, or by purchasing any portion of the capital stock, partnership interests or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof;

	(xv)	made any loan or advance (whether in cash or other
property), or made any investment in or capital contribution to, or extended any credit to, any Person, except (i) short-term investments pursuant to customary cash management policies, and (ii) advances to employees made in the Ordinary Course of Business;

	(xvi)	(A) except in the Ordinary Course of Business
liquidated Inventory or accepted product returns, (B) accelerated receivables, (C) delayed payables, or (D) changed in any material respect the Company's practices in connection with the payment of payables in respect of raw materials purchases;

	(xvii)	made or pledged to make any charitable
contribution; or

	(xviii)	committed to do any of the foregoing.

	14.	Undisclosed Liabilities . The Company does not have any
liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes) and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any such liability, except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) executory liabilities under agreements, contracts, leases, licenses and other arrangements to which the Company or any of its assets may be bound (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach thereof or violation of law), (iii) liabilities reflected on the Disclosure Schedule, and (iv) liabilities which have arisen in the Ordinary Course of Business since the Most
Recent Fiscal Month End (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law). "section"3B(g) of the Disclosure Schedule sets forth as of the Most Recent Fiscal Month End a true and correct listing of the indebtedness of the Company described in clauses (i), (ii) and
(iii) of the definition of Funded Indebtedness.

	15.	Legal Compliance .  The Company is in compliance with
all applicable statutes, laws, ordinances, rules, orders and regulations of all Authorities, except where the failure to comply would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Except as set forth in "section"3B(h) of the Disclosure Schedule, the Company has not received any written communication from any Authority that alleges that the Company is not in compliance with any foreign, federal, state or local laws, rules or regulations.

	16.	Company Permits . The Company holds all permits,
licenses, variances, exemptions, orders and approvals of all Authorities necessary for the lawful conduct of its business (the
"Company Permits.") The Company is in compliance with the terms of the Company Permits. "section"3B(i) of the Disclosure Schedule sets forth a list of the Company Permits.

	17.	Tax Matters .
	1.	The Company has elected (with the consent of all
of its shareholders), in compliance with all applicable legal requirements, to be taxed under Subchapter S of the Code and corresponding provisions under any applicable state and local Laws, and such elections are in effect for the Company. No action has been taken by the Company or any shareholder of the Company that may result in the revocation of any such elections. The Company has no "Subchapter C earnings and profits" as defined in "section"1362(d) of the Code. The Company has no "net unrealized built-in gain" as such term is defined in section 1374(d)(1) and 1374(d)(8) of the Code. The Company has no liability, absolute or contingent, for the payment of any income Taxes under the Code or under the laws of such states or localities which afford tax treatment similar to that under Subchapter S of the Code. The Company has filed all Tax Returns required to be filed by it (taking into account any extensions of due dates). The Company has paid all Taxes required to be paid by it (without regard to whether a Tax Return is required), except Taxes for which an adequate reserve has been established on the Most Recent Financial Statements.

	1.  	No Tax Return of the Company is under audit or
examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company. Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. The Tax Returns of the Company have not been examined by and settled with any taxing authority.

	2.  	There is no agreement or other document extending,
or having the effect of extending, the period of assessment or collection of any Taxes.

	3.	The Company is not a party to or bound by any tax
sharing agreement, tax indemnity obligation or similar agreement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

	4.	The Company will not be required to include in a
taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or section 481 of the Code with respect to a change in method of accounting occurring before the Closing Date or comparable provisions of state, local or foreign tax law.

	5.	The Company has not filed a consent pursuant to or
agreed to the application of "section"341(f) of the Code.

	6.	The Company has not, during the fiv--year period
ending on the Closing Date, been a personal holding company within the meaning of "section"541 of the Code.

	7.	The Company has never filed or been included in
any combined or consolidated tax return with any other person or been a member of an Affiliated Group filing a consolidated federal income Tax Return.

	(ix)	The Company has withheld and paid all Taxes
required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

	18.	Certain Business Relationships with the Company .
Except as set forth under "section"3B(k) of the Disclosure Schedule and except for normal advances to employees consistent with past practice, payment of compensation for employment to employees consistent with past practice, and participation in Employee
Benefit Plans by employees, the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with (i) any officer, director or shareholder of the Company, or (ii) any of their respective Affiliates. Except as set forth under "section"3B(k) of the Disclosure Schedule, no Affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such Affiliate for money borrowed or other loans or advances.

	19.	Title to Tangible Assets Other than Real Property
Interests . Except as set forth in "section"3B(l) of the Disclosure Schedule, the Company has good and valid title to, or a valid leasehold interest in, all the tangible assets (other than real property or interests in real property) used or useful in the conduct of the Company's business, except Inventory sold since the date hereof in the Ordinary Course of Business, free and clear of any Liens other than Permitted Liens. The machinery and equipment used regularly in the conduct of the Company's business are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used. Except for interests and rights in property pursuant to any lease, license or other agreement described in "section"3B(l) of the Disclosure Schedule or pursuant to any lease, license or other agreement not required to be described in "section"3B(l) of the Disclosure Schedule and except for property supplied by any customer or supplier in connection with the purchase or sale of products or services from or to such customer or supplier in the Ordinary Course of Business, there is no tangible personal property owned by any third party which is used by the Company in the operation of its business. "section"3B(l) of the Disclosure Schedule lists all machinery, equipment, vehicles, furniture and other tangible personal property of any kind and description (other than Inventory) owned or leased by the Company.

	20.	Title to Real Property .  The Company does not own any
real property.  All real property and interests in real property that are leased by  the Company are referred to herein as "Leased
Real Property".   "section"3B(m) of the Disclosure Schedule identifies
all Leased Real Property. The Company has good title to the leasehold estates in all Leased Property (each Leased Real
Property being sometimes referred to herein individually as a "Property" and collectively as the "Properties"), free and clear of any Liens other than Permitted Liens. There are no pending condemnation, expropriation, eminent domain or similar proceedings affecting all or any portion of such Properties and, to the knowledge of Seller, no such proceedings are contemplated. There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any Property. The
Leased Real Property is zoned to permit the uses for which each parcel of Leased Real Property is presently used or intended to be used. The Leased Real Property is in compliance with all applicable building, zoning, and other land use and similar laws, codes ordinances, rules, regulations and orders, including without limitation, the Americans with Disabilities Act.

	1.	Intellectual Property .

	1.	"section"3B(n)(i) of the Disclosure Schedule identifies
each patent, pending patent application or registered
Intellectual Property owned or used by the Company, and each material written license agreement (excluding off-the-shelf or "shrink-wrap" software license agreements) pursuant to which the Company has granted to any third party, or received from any third party a grant of, any rights in any of the Intellectual Property owned or used by the Company.
The Company owns, or possesses adequate and enforceable licenses or rights (free of Liens other than Permitted
Liens) to use all Intellectual Property and any other material intellectual property rights (including, without limitation, patents, pending patent applications, inventions, drawings, trade secrets, know-how and confidential information) currently used by the Company, or necessary to permit the Company to conduct its business as now conducted.

	2.	Except as set forth on "section"3B(n)(ii) of the
Disclosure Schedule, with respect to each item identified in "section"3B(n)(i) of the Disclosure Schedule:

	1.	the Company possesses all right, title and
interest, free and clear of any Lien (other than Permitted Liens), license or other restriction;

	2.	such item is not subject to any outstanding
injunction, judgment, order, decree, ruling or charge;

	3.	no action, suit, proceeding, hearing,
investigation, written claim or written demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

	4.	neither the Company nor, to the Knowledge of
the Seller, any other party to any license agreement is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

	5.	to the Knowledge of the Seller, no party to
any license agreement has repudiated any material provision thereof;

	6.	no claims are pending or, to the Knowledge of
the Seller, threatened that the Company is infringing on or otherwise violating the rights of any person with regard to any such item; and

	7. 	to the Knowledge of the Seller, no person is
infringing on or otherwise violating any right of the Company with respect to such item.

	21.	Material Contracts . "section"3B(o) of the Disclosure Schedule lists the Material Contracts to which the Company is a party. The
Company has made available to the Purchaser a correct and complete copy of each Material Contract listed in "section"3B(o) of the Disclosure Schedule. With respect to each such Material
Contract: (A) the Material Contract is legal, valid, binding, enforceable and in full force and effect; (B) neither the Company nor, to the Knowledge of the Seller, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Material
Contract; (C) no party has repudiated any provision of the Material Contract, (D) there are no disputes or forbearance programs in effect with respect to the Material Contract.

	22.	Powers of Attorney .  There are no outstanding powers
of attorney executed on behalf of the Company.

	23.	Insurance . "section"3B(q) of the Disclosure Schedule
describes each insurance policy maintained by the Company. All of such insurance policies are in full force and effect and the Company is not in default with respect to its obligations under any of such insurance policies. Such policies are sufficient for compliance with all requirements of law and Material Contracts to which the Company is a party. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by the Company. "section"3B(q) of the Disclosure Schedule sets forth a list of all pending claims with respect to all such policies.

	24.	Litigation . "section"3B(r) of the Disclosure Schedule sets
forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree or ruling or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in or before any Authority.

	25.	Labor Relations . The Company is not and has never been
a party to a collective bargaining agreement. Except as set forth under "section"3B(s) of the Disclosure Schedule, (i) the Company has not been involved in or, to the Knowledge of the Seller, threatened with any strike, slowdown or work stoppage, (ii) the Company has not been involved in or, to the Knowledge of the Seller, threatened with any unfair labor practice charge, arbitration, suit or administrative proceeding relating to labor matters involving its employees, (iii) there are no actions, proceedings or claims pending or, to the Knowledge of the Seller, threatened against the Company under any laws relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, withholding or the payment of social security or other Taxes, equal employment opportunity, workmen's compensation, occupational safety and health or any other state or federal law, rule or regulation governing employment matters, and (iv) the Company is currently in compliance with all applicable state and federal laws, rules and regulations governing employment, including, wages and hour, child labor, workmen's compensation, immigration, equal employment opportunity, family and medical leave, and occupational safety and health.

	26.	 Employee Benefits . "section"3B(t) of the Disclosure Schedule sets forth (a) all of the current Employee Pension Benefit Plans, Employee Welfare Benefit Plans and all other employee benefit, fringe benefit plans and programs maintained or contributed to by the Company or any ERISA Affiliate with respect to current or former employees of the Company (the "Employee Benefit Plans").

	1.	With respect to each Employee Benefit Plan:

	1.	each such Employee Benefit Plan (and each
related trust, insurance contract or fund) complies in
form and, to the Knowledge of the Seller, in operation
with the applicable requirements of ERISA, the Code and
other applicable laws (including, without limitation,
all reporting and disclosure requirements), and has
been operated in all material respects in accordance
with its terms;
	1.	all contributions (including all employer
contributions and employee salary reduction contributions, if any) which are due have been paid to each such Employee Benefit Plan which is an Employee
Pension Benefit Plan, and there are no accumulated funding deficiencies with respect to any such Employee
Pension Benefit Plan;

	2.	each such Employee Benefit Plan which is an
Employee Pension Benefit Plan intended to so qualify under "section"401(a) of the Code so qualifies and has received a favorable determination letter from the IRS as to its qualification under "section"401(a) of the Code;

	3.	no "prohibited transaction" (as such term is
defined in "section"406 of ERISA or "section"4975 of the Code) has occurred with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan (or its related trust) which could subject the Company or any officer, director or employee of the Company, to any Tax or penalty imposed under "section"4975 of the Code or liability under "section"406 of ERISA;

	4.	the Company has delivered to the Purchaser
correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report and all accompanying schedules, the most recent actuarial valuation (if any), and all related trust agreements, insurance contracts and other funding arrangements which implement each such Employee Benefit Plan;

	5.	no such Employee Benefit Plan which is an
Employee Pension Benefit Plan has been completely or partially terminated or has been the subject of a "reportable event" (as defined in "section"4043 of ERISA) as to which notices would be required to be filed with the PBGC. To the Knowledge of the Seller, no proceeding by the PBGC to terminate any such Employee Pension Benefit
Plan (other than a Multiemployer Plan) has been instituted;

	6.	the Company has not incurred, and will not
incur as a result of any existing condition or the transactions contemplated by this Agreement, any liability to the PBGC (except for required premium payments, if any), or otherwise under Title IV of ERISA
(including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan and, as of the Closing
Date, the assets of each such Employee Pension Benefit
Plan are at least equal in value to the present value of accrued benefits of the Plan, based on actuarial methods, tables and assumptions reasonably satisfactory to the Purchaser; and

	7.	no action, suit, proceeding, hearing or
investigation with respect to the administration or the investment of assets of any such Employee Benefit Plan
(other than routine claims for benefits) is pending or, to the Knowledge of the Seller, threatened.

	2.	The Company does not contribute to any
Multiemployer Plan or have any liability (including
withdrawal liability) under any Multiemployer Plan.
	1.	The Company does not have any obligation to
provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under "section"4980B of the Code. Section 3B(t) of the Disclosure Schedule lists the names of (A) each employee and each dependent of any employee who has experienced a "Qualifying Event", as defined in Part 6 of Subtitle B of Title I of
ERISA and "section" 4980B of the Code, with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" as defined in "section" 603(1), (2) (4) or (6) of ERISA and (B) each employee of the Company and each dependent who has notified the Company of a "Qualifying Event" as defined in "section" 603(3) or (5) of ERISA, and whose maximum period for continuation coverage has not expired. With respect to all of its past and present employees, the Company has complied in all material respects with the notice and continuation requirements of Part 6 of Subtitle B of Title I of ERISA and of section 4980B of the Code.

	(iv)	The Company has no liability for or relating to
any Employee Benefit Plan or arrangement sponsored, maintained or contributed to by an ERISA Affiliate.

	(v)	The consummation of the transactions contemplated
by this Agreement will not entitle any individual to any severance pay, and will not accelerate the time of payment or vesting, or increase the amount of any compensation due to any individual, and will not be the direct or indirect cause of any amount payable under any Employee Benefit Plan being classified as an "excess parachute payment" under "section"280G of the Code.

	27.	Environmental, Health and Safety Matters .  Except as
disclosed in "section"3B(u) of the Disclosure Schedule:

	1.	The Company has not disposed of or released any
substance, arranged for the disposal of any substance, knowingly exposed any employee or other individual to any substance or condition, or owned or operated its businesses or any property or facility so as to give rise to any liability or corrective or remedial obligation of the Company under any Environmental, Health and Safety
Requirement.

	2.	The Company is in compliance with all
Environmental Health and Safety Requirements and the Company has not received any written communication from any Authority that alleges that the Company is not in such compliance.

	3.	There is no Environmental Claim of which the
Company has received written notice or, to the Knowledge of the Seller, threatened or recently filed against the Company, nor, to the Knowledge of the Seller, is there any Environmental Claim against any Person whose liability for any Environmental Claim the Company has retained or assumed contractually.

	4.	No underground storage tanks, friable and damaged
asbestos-containing materials, or pcb-containing equipment or fluids are present on any of the Leased Real Property.

	5.	There are no Liens arising under any
Environmental, Health and Safety Requirement on any of the Leased Real Property arising as a result of any actions taken or omitted to be taken by the Company and, to the Knowledge of the Seller, no actions have been taken by any Authority with respect to any of the Leased Real Property to impose an environmental Lien with respect to the Leased Real Property as a result of any such actions.

	6.	No real property presently or, to the Knowledge of
the Seller, heretofore owned or operated by the Company is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and
Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ("CERCLA"), or on any analogous state list.

	7.	To the Knowledge of the Seller, no of--site
location at which the Company has disposed or arranged for the disposal of any waste is listed on the National
Priorities List or on any analogous state list.

	28.	Customers and Suppliers . "section"3B(v) of the Disclosure
Schedule contains a complete and accurate list of the names of the 10 largest (by volume) customers and suppliers of the Company for the fiscal year ended June 30, 1998. The Company maintains good relations with each of such customers and, except as set forth under "section"3B(v) of the Disclosure Schedule, since the Most Recent Fiscal Year End no event has occurred that would materially adversely affect the Company's relations with such customers. Except as set forth under "section"3B(v) of the Disclosure Schedule, since the Most Recent Fiscal Year End, no customer which accounted for more than 5% of the Company's aggregate sales revenues during the last twelve months has canceled, terminated
(or, to the Knowledge of the Seller, made any threat to the Company to cancel or terminate), or materially decreased its usage of the Company's services or products. Other than the contract with VAW Aluminum which is to be terminated prior to Closing pursuant to "section" 8(a)(xv), the Company is not a party to any contract, oral or written, with any supplier or vendor of the Company obligating the Company to any particular volume of purchases or purchase price(s).

	(w)	Inventory .  Subject to the reserve for Inventory
writedown disclosed on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company, the Inventory of the Company is merchantable and fit for the purpose for which it was procured or manufactured and none of such Inventory is slow-moving, obsolete, damaged or defective. The Inventory of the Company is valued at the lower of cost (on a first-in-first-out basis) or market in accordance with GAAP on a basis consistent with prior periods.

	(x)	Accounts Receivable . All of the Accounts Receivable of
the Company are properly reflected on its books and records and arose from bona fide transactions in the Ordinary Course of Business, are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time in accordance with the past custom and practice of the Company. The reserve for bad debts set forth on the face of the Most Recent Balance Sheet has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company.

	(y)	List of Accounts . "section"3B(y) of the Disclosure Schedule sets forth a list of all bank and securities accounts, and all safe deposit boxes, maintained by the Company and a listing of the persons authorized to draw thereon or make withdrawals therefrom or, in the case of safe deposit boxes, with access thereto.

	(z)	Product Warranty . Each of the products manufactured,
sold, and delivered by the Company have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company. Substantially all of the products manufactured, sold, and delivered by the Company are subject to standard terms and conditions of sale. The Seller knows of no pending or asserted warranty claims or claims for return of the Company's products in excess of $10,000.

	(aa)	Product Liability .  The Company has no liability
(whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership , possession, or use of any product manufactured, sold or delivered by any of the Company. "section"3B(aa) of the Disclosure Schedule sets forth a true and correct list and brief description of all product liability claims that have been filed against the Company since December 31, 1992.

	3.	Representations and Warranties of the Purchaser.  The
Purchaser represents and warrants to the Seller as follows:

	1.	Organization .  The Purchaser is a corporation duly
organized, validly existing, and in good standing under the laws of Alabama.

	2.	Authorization of Transaction .  The Purchaser has full
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This
Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

	3.	Noncontravention .  Neither the execution and the
delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order, decree or ruling of any Authority to which the Purchaser is subject or any provision of its charter or bylaws or other organizational document, as the case may be, or (ii) except as set forth under "section"4(c) of the Disclosure Schedule conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Purchaser is a party or by which it is bound or to which any of its assets is subject. The Purchaser is not required give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for it to consummate the transactions contemplated by this Agreement.

	1.	Brokers Fees .  Except as set forth in section 4(d) of the
Disclosure Schedule, the Purchaser does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller or the Company (prior to the Closing) could become liable or obligated. Purchaser shall indemnify and hold Seller harmless from any and all demands and claims which now or hereafter may be asserted against Seller as to brokerage fees, commissions or similar types of compensation with respect to the purchase of the Shares or the Business of the Company from brokers engaged by the Purchaser.

	4.	Acquisition of Shares for Investment .  The Shares to
be purchased by the Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act or any comparable state laws.

	4.	Pr--Closing Covenants. The Parties agree as follows
with respect to the period between the execution of this Agreement and the Closing:

	1.	General .  Subject to the terms and conditions of this
Agreement, each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) obtaining all permits, authorizations, consents and approvals of any Authority or other Person which are required for or in connection with the consummation of the transactions contemplated hereby, (ii) taking any and all actions necessary to satisfy, but not waive, all of the conditions to such party's obligations hereunder as set forth in "section"8 below, and
(iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such Party on or prior to the Closing. Nothing in this Agreement shall be construed as an attempt or an agreement by the Company to assign or cause the assignment of any contract or agreement which is by Law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given.

	2.	 Operation of Business .  The Seller will cause the
Company not to engage in any practice, take any action, or enter into any transaction of the sort described in "section"3B(f) above; provided, however, that the Company may make a dividend distribution of cash to the Seller if, at the Closing, (i) the Company shall have no Funded Indebtedness; and (ii) the Net Shareholders Equity, after giving effect to such dividend distribution, is not less than $650,000. In addition, the Seller will cause the Company to continue to conduct its business in the Ordinary Course of Business and not to (i) except in the Ordinary Course of Business liquidate Inventory or accept product returns,
(ii) accelerate receivables, or (iii) delay payables.

	3.	Preservation of Business .  The Seller will cause the
Company to use commercially reasonable efforts to maintain its business and properties, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, distributors and employees.

	4.	Full Access .  The Seller will cause the Company to
permit representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to the premises, properties, personnel, customers, suppliers, distributors, books, records (including tax records), contracts and documents of or pertaining to the Company. The Purchaser reaffirms its obligations under the Confidentiality Agreement.

	5.	Notice of Developments .  Each Party will promptly give
notice to the other Party of its or his discovery of any material adverse development which, had such development been in existence on the date hereof, would constitute a breach of the representations and warranties contained in "section"3A or "section"3B (in the case of the Seller) or "section"4 (in the case of the Purchaser). No disclosure by either Party pursuant to this "section"5(e) shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty.

	5.	Pos--Closing Covenants. The Parties agree as follows
with respect to the period following the Closing:

	1.	General .  In the event that at any time after the
Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting
Party; provided, however, that the cost of taking of any action necessary to execute or deliver to the Purchaser any stock powers and such other instruments of transfer as may be necessary to transfer ownership of the Shares by the Seller shall be borne by the Seller.

	2.	  Transition .  The Seller will not take any action
that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

	(c)	Litigation Support .  In the event and for so long as
either Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Parties will cooperate with the contesting or defending Party and its or his counsel in the contest or defense, all at the sole cost and expense of the contesting or defending Party (except to the extent that the contesting or defending party is entitled to indemnification therefor under this Agreement).

	(d)	Noncompetition . In order to induce the Purchaser to
enter into this Agreement, the Seller expressly covenants and agrees that, for a period of five years from and after the Closing Date, the Seller will not, directly or indirectly, within the Restricted Area (defined below) engage in or have any interest in any sole proprietorship, partnership, corporation, limited liability company or business or any other Person (other than the Purchaser or any of its Subsidiaries), whether as an employee, officer, director, partner, agent, security holder, consultant or otherwise, that directly or indirectly is engaged in the Business of the Company as conducted by the Company as of Closing; provided, however, that nothing herein shall be deemed to prevent the Seller from acquiring through market purchases and owning, solely as an investment, less than three percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under "section"12(b) or 12(g) of the Securities Exchange Act, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated
Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as neither of them is a member of any "control group"
(within the meaning of the rules and regulations of the United
States Securities and Exchange Commission) of any such issuer.
The Seller acknowledges and agrees that the covenants provided for in this "section"6(d) are reasonable and necessary in terms of time, area and line of business to protect the Purchaser's legitimate business interests as a buyer of the Common Stock and in protecting the Company's Trade Secrets. The Seller further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Purchaser's other legitimate business interests, which include its interests in protecting the Company's (i) valuable confidential business information, (ii) substantial relationships with customers throughout the Restricted Area and (iii) customer goodwill associated with the Company's ongoing business. The
Seller expressly authorize the enforcement of the covenants provided for in this "section"6(d) by (A) the Purchaser and its Subsidiaries, (B) the Purchaser's permitted assigns and (C) any successors to the Company's business. To the extent that the covenant provided for in this "section"6(d) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

	For purposes of this Agreement, "Restricted Area" shall mean the states of Alabama, Alaska, Arizona, Arkansas, California,
Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho,
Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine,
Maryland, Massachusetts, Michigan, Minnesota, Mississippi,
Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey,
New Mexico, New York, North Carolina, North Dakota, Ohio,
Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina,
South Dakota, Tennessee, Texas, Utah, Vermont, Virginia,
Washington, West Virginia, Wisconsin and Wyoming.

	(e)	Non-Solicitation of Employees .  In order to induce the
Purchaser to enter into this Agreement, the Seller expressly covenants and agrees that for a period of five years from and after the Closing Date, the Seller will not, directly or indirectly, solicit for employment or employ (or attempt to solicit for employment or employ), for himself or herself or on behalf of any sole proprietorship, partnership, corporation, limited liability company or business or any other Person (other than the Purchaser or any of its Subsidiaries), any employee or former employee of the Company or encourage any such employee to leave his or her employment with the Company. To the extent that the covenant provided for in this "section"6(e) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

	(f)	Confidentiality .  In order to induce the Purchaser to
enter into this Agreement, the Seller expressly covenants and agrees that from and after the Closing Date, neither the Seller nor any of the Seller's Affiliates (to the extent any such Affiliate has received Confidential Information or Trade Secrets) will disclose, divulge, furnish or make accessible to anyone
(other than the Purchaser or any of its Affiliates or representatives) any Confidential Information or Trade Secrets, or in any way use any Confidential Information or Trade Secrets in the conduct of any business; provided, however, that nothing in this section 6(f) will prohibit the disclosure of any Confidential Information or Trade Secrets (i) which is required to be disclosed by the Seller or any such Affiliate in connection with any court action or any proceeding before any Authority, (ii) in connection with the enforcement of any of the rights of the Seller hereunder, or (iii) in connection with the defense by the Seller of any claim asserted against him hereunder; provided, however, that in the case of a disclosure contemplated by clause
(i), no disclosure shall be made until the Seller shall give notice to the Purchaser of the intention to disclose such Confidential Information or Trade Secrets so that the Purchaser may contest the need for disclosure, and the Seller will cooperate (and will cause his Affiliates and their respective representatives to cooperate) with the Purchaser in connection with any such proceeding. Notwithstanding any provision of this Agreement which may be to the contrary (x) the foregoing provisions restricting the use of Confidential Information shall survive the Closing for a period of five years, and (y) the foregoing provisions restricting the use of Trade Secrets shall survive the Closing for so long as permitted by the Florida Trade Secrets Act, Florida Statutes Chapter 688.

	(g)	"section"338(h)(10) Election .

	(i)	The Seller will join with the Purchaser in making
an election under "section"338(h)(10) of the Code and Treasury Regulations "section"1.338(h)(10)-1(d) (and any corresponding elections under any applicable state and local Laws)
(collectively, a ""section"338(h)(10) Election") with respect to the purchase and sale of the Shares from the Seller hereunder.
The Seller agrees to pay any Tax attributable to the making of the "section"338(h)(10) Election and the Seller will indemnify the Purchaser and the Company from and against any Losses arising out of any failure to pay such Tax.

	(ii)	The Seller will be responsible for preparing and
filing all income or franchise Tax Returns of the Company relating to Pre-Closing Tax Periods. The Purchaser will be responsible for preparing and filing all income and franchise Tax Returns of the Company relating to periods other than Pre-Closing Tax Periods. After the Closing has occurred, the Purchaser will cause the Company to provide, or cause to be provided, to the Seller, without charge, any information that may reasonably be requested by the Seller in connection with the preparation of any Tax Returns relating to Pre-Closing Tax Periods. The Seller will allow the Purchaser an opportunity to review and comment on such Tax Returns (including any amended Returns). The Seller will take no positions on the Tax Returns of the Company that relate to Pre-Closing Tax Periods that would adversely affect the Company after the Closing Date. The income of the Company will be apportioned to the period up to the Closing
Date and the period from and after the Closing Date in accordance with the provisions of "section"1362(e)(6) of the Code by closing the books of the Company as of the close of business on the last calendar day immediately preceding the Closing
Date.

	(iii)	 "section"6(g)(iii) of the Disclosure Schedule sets
forth a preliminary allocation of the "Modified Adjusted
Deemed Sales Price", as defined in Treasury Regulations
"section"1.338(h)(10)-(f), among the assets of the Company (the
"Allocation Schedule").  Within 45 days after the Closing
Date, the Seller and the Purchaser shall exchange completed and executed copies of IRS Form 8023-A (or other applicable form), required schedules thereto, and any similar forms required by any state or local Tax Authority. If any changes are required to these forms as a result of information which is first available after the Closing Date, the Seller and the Purchaser will in good faith use commercially reasonable efforts to promptly agree on such changes. The Seller and the Purchaser each agree to file all Tax Returns in accordance with the Allocation Schedule.

	1.	No Shop.  From the date of this Agreement until the
earlier of (a) the Closing Date, or (b) the termination of this Agreement, the Seller shall not, and the Seller shall cause the Company and its officers, directors, employees and other agents not to, directly or indirectly, take any action to (i) solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any capital stock in, or a substantial portion of the assets of the Company, other than in connection with the transactions contemplated by this Agreement, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller shall notify Purchaser immediately if any Person makes any proposal, offer, inquiry, or contract with respect to any of the foregoing.

	6.	Conditions to Obligation to Close.

	1.	Conditions to Obligation of the Purchaser .  The
obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

	1.	the representations and warranties set forth in
"section"v3A and "section"3B above that are qualified as to their materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing
Date (as though made then and as though the Closing Date were substituted for the date of this Agreement);

	2.	the Seller shall have performed and complied with
all of his covenants hereunder in all material respects through the Closing;

	 3.	there shall not be any injunction, judgment,
order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated by this Agreement;

	4.	the Seller shall have delivered to the Purchaser a
certificate to the effect that the conditions specified above in "section"8(a)(i) and (ii) have been satisfied in all respects;

	5.	all of the directors and officers of the Company
designated by the Purchaser prior to the Closing shall have delivered duly signed resignations effective at the time of the Closing (or the Seller shall have taken such other action as is necessary to ensure that such persons are not directors or officers of the Company at the time of the Closing);

	(vi)	the Purchaser shall have received the consents of
Heller Financial, Inc. to the transactions contemplated by this Agreement;

	(vii)	the Seller and the Company shall have
obtained all authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of them is a party, or by which any of them or any of their respective assets are bound, as may be required to be obtained by them in connection with the consummation of the transactions contemplated hereby and in order for the Purchaser to operate the business of the Company in the Ordinary Course of Business after the Closing Date;
	(viii)	all filings that are required to have been
made by the Company with any Authority in order to carry out the transactions contemplated by this Agreement and in order for the Purchaser to operate the business of the Company in the ordinary course after the Closing Date shall have been made; all authorizations, consents, approvals and Permits from all Authorities required for the Company to carry out the transactions contemplated by this Agreement and in order for the Purchaser to operate the business of the Company in the Ordinary Course of Business after the Closing Date shall have been received and all statutory waiting periods (or extensions thereof) in respect thereof shall have expired;

	(ix)	the Purchaser shall have received a certificate
issued by the Secretary of State of the State of Florida and of each state in which the Company is qualified as a foreign entity, as of a date reasonably acceptable to the Purchaser, as to the good standing (or non-dissolution, as applicable) of the Company in such states;

	(x)	the Seller shall have delivered to the Purchaser
(a) a copy of the Company's Charter, as amended to date, certified as of the recent date by the Secretary of State of the State of Florida, and (b) all minute books, stock transfer books, blank stock certificates and corporate seals of the Company;

	(xi)	all proceedings, corporate or other, to be taken
in connection with the transactions contemplated by this Agreement by the Company, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchaser, and the Seller shall have made available to the Purchaser for examination the originals or true and correct copies of all documents the Purchaser may reasonably request in connection with the transactions contemplated by this Agreement;

	(xii)	Peter Villella shall have executed and
delivered the Employment Agreement between him and the Company in the form of Exhibit B hereto (the "Employment
Agreement");

	(xiii)	the Company shall have acquired the Leased
Real Property pursuant to the Contract for Sale and Purchase attached in the form of Exhibit C hereto;

	(xiv)	Purchaser shall have received at Seller's
expense a Phase I Environmental Site Assessment of the
Leased Real Property satisfactory to Purchaser; and

	(xv)	The contract between the Company and VAW Aluminum
shall have been terminated.

The Purchaser may waive any condition specified in this "section"8(a) if it executes a writing so stating at or prior to the Closing.

	2.	Conditions to Obligation of the Seller .  The
obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

	1.	the representations and warranties set forth in "section"4
above that are qualified as to their materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement);

	2.	the Purchaser shall have performed and complied
with all of its covenants hereunder in all material respects through the Closing;

	3.	there shall not be any injunction, judgment,
order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated by this Agreement;

	4.	the Purchaser shall have delivered to the Seller a
certificate to the effect that each of the conditions specified above in "section" "section"8(b)(i) and (ii) has been satisfied in all respects;

	(v)	all filings that are required to have been made by
the Purchaser with any Authority in order to carry out the transactions contemplated by this Agreement shall have been made; all authorizations, consents and approvals from all Authorities required for the Purchaser to carry out the transactions contemplated by this Agreement shall have been received and all statutory waiting periods (or extensions thereof) in respect thereof shall have expired;

	(vi)	the Seller shall have received a certificate
issued by the Secretary of State of the State of Alabama, as of a date reasonably acceptable to the Seller, as to the good standing (or non-dissolution, as applicable) of the Purchaser in such state;

	(vii)	the Purchaser shall have delivered to the
Seller a copy of the Purchaser's Charter, as amended to date, certified as of the recent date by the Secretary of State of the State of Alabama; and

	(viii)	all proceedings, corporate or other, to be
taken in connection with the transactions contemplated by this Agreement by the Purchaser, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Seller, and the Purchaser shall have made available to the Seller for examination the originals or true and correct copies of all documents the Seller may reasonably request in connection with the transactions contemplated by this Agreement.

The Seller may waive any condition specified in this "section"8(b) if he executes a writing so stating at or prior to the Closing.

	7.	Remedies for Breaches of This Agreement.

	1.	Survival of Representations and Warranties .

		The representations and warranties of the Seller contained in "section"3A above (the "Individual Representations and Warranties") and in "section" "section"3B(c), 3B(d), 3B(j) and 3B(t) above (the "Unrestricted Representations and Warranties"), and of the Purchaser contained in section 4 shall survive the Closing and continue in full force and effect for the statute of limitations applicable thereto. The representations and warranties of the Seller contained in "section"3B (other than the Unrestricted
Representations and Warranties) shall survive the Closing and continue in full force and effect until March 31, 2001. Any claim for which either Party shall have given proper notice in accordance with the terms of this Agreement on or prior to the expiration of the applicable survival period shall survive until such claim is resolved pursuant to the terms of this Agreement.
To preserve any claim for breach of any such representation or warranty, the Party claiming a breach shall be obligated to notify the party claimed to be in breach in writing of any such breach, or facts that can reasonably be expected to give rise to such breach, before termination of the applicable survival period in respect of such representation or warranty; otherwise, such Party's claim for breach shall be forever barred.

	2.	Indemnification .

	1.	Subject to "section"9(a) above and the conditions set
forth in this "section"9(b), subsequent to the Closing Date the Seller shall indemnify, defend and hold harmless the Purchaser and the Company from, against and in respect of any Losses which Purchaser or the Company shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, any breach of the representations and warranties of the Seller set forth in "section"3B above (other than the Unrestricted Representations and Warranties); provided, however, that: (A) the Purchaser shall not be entitled to indemnification with respect to any Losses under this "section"9(b)(i) until all such Losses exceed, in the aggregate, $25,000, and (B) the Seller shall not be liable for any such Losses to the extent that they exceed, in the aggregate, the sum of $8,000,000 plus any Earnout payments made pursuant to "section"2(e) above.

	2.	Subject to "section"9(a) above and the conditions set
forth in this "section"9(b), subsequent to the Closing Date the Seller shall indemnify, defend and hold harmless the Purchaser and the Company from, against and in respect of any Losses which Purchaser or the Company shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, any breach of any of (A) the Unrestricted Representations and Warranties, (B) the representations and warranties of the Seller set forth in "section"3A above, and (C) any breach by the Seller of his covenants and agreements set forth in this Agreement.

	3.	Subsequent to the Closing Date, the Seller shall
indemnify, defend and hold harmless the Purchaser and the Company from, against and in respect of any Losses which the Purchaser or the Company shall suffer, sustain or become subject to by virtue of or which arise out of, or result from (A) the operation of the Business of the Company prior to Closing; (B) any defect, alleged defect, recall or warranty claim relating to or arising from the nylon ratchet backrest assemblies which were discontinued by the Company in 1992 and which were the subject of a U.S. Consumer
Product Safety Commission voluntary recall, (C) violations or penalties under the Company's Buyers Access Agreement attributable to actions of the Company prior to Closing and
(D) any warranty claims or returns for any product of the Company shipped prior to Closing. Notwithstanding "section" 9(a), the indemnification obligations set forth in this "section" 9(b)(iii) shall survive the Closing, indefinitely.

	4.	Subject to "section"9(a) above and the conditions set
forth in this "section"9(b), subsequent to the Closing Date the Purchaser shall indemnify, defend and hold harmless the Seller and his estate, heirs, personal representatives or successors from, against and in respect of any Losses which the Seller shall suffer, sustain or become subject to by virtue of or which arise out of, or result from (a) any breach by the Purchaser of its representations, warranties covenants and agreements set forth in this Agreement or (B) the operation of the Business of the Company after the Closing.

	5.	Promptly after the assertion by any third party of
any claim, demand or notice (a "Third Party Claim") against any Person or Persons entitled to indemnification under this "section"9(b) (the "Indemnified Parties") that results or may result in the incurrence by such Indemnified Parties of any Losses for which such Indemnified Parties would be entitled to indemnification pursuant to this Agreement, such Indemnified Parties shall promptly notify the parties from whom such indemnification could be sought (the "Indemnifying Parties") of such Third Party Claim. Thereupon, the
Indemnifying Parties shall have the right, upon written notice (the "Defense Notice") to the Indemnified Parties within 30 days after receipt by the Indemnifying Parties of notice of the Third Party Claim (or sooner if such claim so requires) to conduct, at their own expense, the defense against the Third Party Claim in their own names or, if necessary, in the names of the Indemnified Parties. The
Defense Notice shall specify the counsel the Indemnifying
Parties shall appoint to defend such Third Party Claim (the "Defense Counsel") and the Indemnified Parties shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld. In the event the Indemnified Parties and the Indemnifying Parties cannot agree on such counsel within 10 days after the Defense
Notice is given, then the Indemnifying Parties shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Parties' approval which approval shall not be unreasonably withheld. Any Indemnified Party shall have the right to employ separate counsel in any such Third
Party Claim and/or to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any Losses incurred by the Indemnified
Party unless (a) the Indemnifying Parties shall have failed to give the Defense Notice within the prescribed period, (B) such Indemnified Party shall have received an opinion of counsel, reasonably acceptable to the Indemnifying Parties, to the effect that the interests of the Indemnified Party and the Indemnifying Parties with respect to the Third Party
Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (C) the employment of such counsel at the expense of the Indemnifying Parties has been specifically authorized by the Indemnifying Parties. The
Party or Parties conducting the defense of any Third Party
Claim shall keep the other Party apprised of all significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such Third Party Claim unless the Company and the Seller consent, such consent not to be unreasonably withheld.

	3.	Treatment of Indemnification Payments .  All
indemnification payments under this "section"9 shall be deemed adjustments to the Purchase Price.

	4.	Escrow .  Seller acknowledges and agrees that the
Escrow Funds deposited with the Escrow Agent secure the obligations of Seller under this "section" 9. Notwithstanding the foregoing, the provisions in this "section" 9(d) and "section" 2(c)(ii) providing for an Escrow Fund shall not limit in any way the liability of Seller pursuant to this "section" 9, it being expressly understood and agreed that resort to the Escrow Fund to satisfy any Loss for which Purchaser is entitled to indemnification hereunder shall not constitute an election of remedies by Purchaser except to the extend any such Loss, or any part thereof, is in fact actually satisfied from the Escrow Fund.

	1.	Termination.

	5.	Termination of Agreement .  Certain of the Parties may
terminate this Agreement as provided below:

	1.	the Purchaser and the Seller may terminate this
Agreement by mutual written consent at any time prior to the Closing;

	2.	the Purchaser may terminate this Agreement by
giving written notice to the Seller at any time prior to the Closing in the event the Seller has within the then previous 10 business days given the Purchaser any notice pursuant to "section"5(e) above;

	(iii)	the Purchaser may terminate this Agreement by
giving written notice to the Seller at any time prior to the Closing (A) in the event that the Seller has breached any representation, warranty or covenant contained in this Agreement (other than the representations and warranties in "section"3B(e)-(aa) above) in any material respect, the Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 1998, by reason of the failure of any condition precedent under "section"8(a) hereof (unless the failure results primarily from the Purchaser breaching any representation, warranty or covenant contained in the Agreement); and

	(iv)	the Seller may terminate this Agreement by giving
written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 1998, by reason of the failure of any condition precedent under "section"8(b) hereof
(unless the failure results primarily from the Seller breaching any representation, warranty or covenant contained in this Agreement).

	6. 	Effect of Termination .  If either Party terminates
this Agreement pursuant to "section"10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of any Party then in breach).

	8.	Miscellaneous.

	1.	Press Releases and Public Announcements .  Neither
Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party.

	2.	No Third-Party Beneficiaries .  This Agreement shall
not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

	3.	Entire Agreement .  This Agreement (including the
documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, other than the Confidentiality Agreement, which shall remain in full force and effect.

	4.	Succession and Assignment .  This Agreement shall be
binding upon and inure to the benefit of the Parties named herein and their respective heirs, personal representatives, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that, unless expressly prohibited hereunder, the Purchaser may
(i) assign any or all of its rights and interests hereunder to one or more of its wholly-owned Subsidiaries and (ii) designate one or more of its wholly-owned Subsidiaries to perform its obligations hereunder and (iii) after the Closing is effected, any or all of the rights and interests of Purchaser hereunder
(A) may be assigned to any purchaser of substantially all of the assets of Purchaser, (B) may be assigned as a matter of law to the surviving entity in any merger of the Purchaser, and (C) may be assigned as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to the Purchaser in connection with the transactions contemplated hereby, or to any assignee or assignees of any such lender, lenders or agent (it being understood that in any or all of the cases described in clauses (i), (ii) and (iii) above the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

	5.	Counterparts .  This Agreement may be executed in one
or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

	6.	Headings . The section headings contained in this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

	7.	Notices .  All notices, requests, demands, claims and
other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

	If to the Seller:

		Thomas Villella
		700 S.E. 123 Street Road
		Ocala, Florida 34480

	With copies to (which shall not constitute notice to the Seller):

		Gene K. Glasser, Esq.
		Abrams Anton, P.A.
		2021 Tyler Street
		P. O. Box 229010
		Hollywood, Fl   33022-9010
		Fax: (954)925-7013

	If to the Purchaser:

		Winston Furniture of Alabama, Inc.
		201 Cahaba Valley Parkway
		Pelham, Alabama 35124
		Attention: Mr. Steve Hess, President
		Fax: (205) 403-0403

	With copies to (which shall not constitute notice to the Purchaser):

		c/o Trivest, Inc.
		2665 South Bayshore Drive
		Suite 800
		Miami, Florida 33133
		Attention: Peter W. Klein, Esq.
		Facsimile: (305) 858-1629

Either Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

	8.	Governing Law; Venue . This Agreement shall be governed
by and construed in accordance with the domestic laws of the State of Alabama without giving effect to any choice or conflict of law provision or rule (whether of the State of Alabama or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Alabama. The Parties agree that any and all actions arising under or in respect of this Agreement shall be litigated in any federal or state court of competent jurisdiction located in the Northern District of the State of Alabama. By execution and delivery of this Agreement, each Party irrevocably submits to the personal and exclusive jurisdiction of such courts for itself or himself, and in respect of its or his property with respect to such action. Each Party agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. The
Parties further agree that the mailing by certified or registered mail, return receipt requested, to the addresses specified for notice in this Agreement, of any process or summons required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

	9.	Amendments and Waivers .  No amendment of any provision
of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

	1.	Severability .  Any term or provision of this Agreement
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

	10.	Expenses .  Except as otherwise provided in this
Agreement, each of the Parties will bear their own costs and expenses (including legal and investment advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Company has not borne and will not bear any of the costs and expenses of the Seller (including any of his legal and investment advisory fees and expenses) in connection with this Agreement or any of the transactions contemplated.

	11.	Construction .  The Parties have participated jointly
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

	12.	Incorporation of Disclosure Schedule .  The Disclosure
Schedule identified in this Agreement is incorporated herein by reference and made a part hereof.

	13.	 Equitable Remedies .  The Seller acknowledges and
agrees that the Purchaser would not have an adequate remedy at law in the event any of the provisions of "section"6(d), " section"6(e) and "section"6(f) of this Agreement are not performed in accordance with their specific terms or are breached. Accordingly, the Seller agrees that the Purchaser shall be entitled to an injunction or injunctions to prevent breaches of "section"6(d), "section"6(e) and "section"6(f) of this Agreement and to enforce specifically the terms and provisions thereof in any action instituted in any court of competent jurisdiction, in addition to any other remedies which may be available to it.

	(o)	Waiver of Jury Trial . EACH PARTY HERETO HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT
SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

	(p)	Prevailing Parties . In the event of any litigation
with regard to this Agreement, the prevailing Party shall be entitled to receive from the nonprevailing Party and the nonprevailing Party shall pay all reasonable fees and expenses of counsel for the prevailing Party.




SIGNATURES BEGIN ON FOLLOWING PAGE

	IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

WINSTON FURNITURE COMPANY OF
ALABAMA, INC.

							By:
____________________________________

	Its:__________________________________
(SEAL)


	_______________________________________
							THOMAS VILLELLA





CONTRACT FOR SALE AND PURCHASE

PARTIES:  THOMAS L. VILLELLA, AS TRUSTEE OF THE THOMAS L.
VILLELLA FAMILY TRUST DATED AUGUST 5, 1991("Seller"),of 4251
South Pine Avenue, Ocala, FL 34480(Phone)(352) 368-6993,
and VILLELLA, INC., a Florida corporation ("Buyer") c/o WINSTON
FURNITURE COMPANY OF ALABAMA, INC., of 201 Cahaba Valley Parkway,
Pelham, AL 35124(Phone)(205 )987-3399,        ,

hereby agree that Seller shall sell and Buyer shall buy the following Real Property and Personal Property (collectively "Property") upon the following terms and conditions, which INCLUDE Standards for Real Estate Transactions ("Standard(s)") printed on the reverse side or attached hereto and Riders and Addenda to this Contract for Sale and Purchase ("Contract").

I.	DESCRIPTION:

	(a)	Legal description of Real Property located in Marion
County, Florida and more particularly described on Exhibit "A" attached hereto and made a part hereof, consisting of one (1) page ("Property"), in its "as is" condition, and Seller makes no warranties or representations, except as set forth in Exhibit "B" hereto.


	(b)	Street address, city, zip, of the Property is:  4251
South Pine Avenue, Ocala, Florida 34480


	(c)	Personal Property:  All personal property now located on
the Property in its "as is" condition, with the exception of one of two overhead cranes now located on the Property.  Seller shall have the option of selecting which of the two overhead cranes
Seller wishes to remove from the Property prior to closing.  In the event Seller does not remove the selected overhead crane prior to closing, Seller shall have the right to enter upon the
Property after the closing for the purpose of removing the
selected overhead crane, which Seller's right shall survive the
closing. 	.



II.	PURCHASE PRICE 	$900,000.00

PAYMENT:

	(a)	Deposit(s) to be held in escrow by Abrams, Anton Trust
Account
	in the amount of 	$N/A

	(b)	Balance to close including third-party loan proceeds
	(U.S. cash, LOCALLY DRAWN certified or cashier's check), or federal funds received in Seller's attorneys' trust account,
	subject to adjustments and prorations 	 $900,000.00

III.	TIME FOR ACCEPTANCE OF OFFER; EFFECTIVE DATE; FACSIMILE: If
this offer is not executed by and delivered to all parties OR
FACT OF EXECUTION communicated in writing between the parties on or before June 29, 1998, the deposit(s) will, at Buyer's option, be returned to Buyer and this offer withdrawn. The date of Contract ("Effective Date") will be the date when the last one of the Buyer and Seller has signed this offer. A facsimile copy of this Contract and any signatures hereon shall be considered for all purposes as originals.

IV.	THIS PARAGRAPH INTENTIONALLY DELETED.

V.	TITLE EVIDENCE:(CHECK ONLY ONE): G Seller shall, at Seller's expense, deliver to Buyer or Buyer's attorney, or G Buyer shall, at Buyer's expense, obtain in accordance with Standard A, (CHECK ONLY ONE): G abstract of title; or G title insurance commitment (with legible copies of instruments listed as exceptions) and, after closing, an owner's policy of title insurance; or G an existing title insurance policy, qualified as a base for reissuance of coverage on said property at the purchase price, together with a computer update, name search of all entries reflecting all documents affecting the property from the effective date of the Policy, and a computer tax search prepared by attorney.

VI.	CLOSING DATE: This transaction shall be closed and the deed
and other closing papers delivered on June 30, 1998, unless extended by other provisions of this Contract.

VII.	RESTRICTIONS; EASEMENTS; LIMITATIONS: Buyer shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise common to the subdivision; public utility easements of record (easements are to be located contiguous to Real Property lines and not more than 10 feet in width as to the rear or front lines and 7 and one half feet in width as to the side lines, unless otherwise stated herein); taxes for year of closing and subsequent years; assumed mortgages and purchase money mortgages, if any; (if other matters, see Paragraph XV); provided, that there exists at closing no violation of the foregoing and none of them prevents use of the Property for commercial purpose(s).

VIII.	OCCUPANCY: Seller warrants that there are no parties in
occupancy other than Seller, except for the tenant under a lease between Seller and Villella, Inc., which lease shall be canceled as of the date of closing; but, if Property is intended to be rented or occupied beyond closing, the fact and terms thereof shall be stated herein and the tenant(s) or occupants disclosed pursuant to Standard F. Seller shall deliver occupancy of Property at time of closing unless otherwise stated herein. If occupancy is to be delivered before closing, Buyer assumes all risk of loss to Property from date of occupancy, shall be responsible and liable for maintenance from that date, and shall be deemed to have accepted Property in its existing condition as of time of taking occupancy unless otherwise stated herein or in a separate writing.

IX.	TYPEWRITTEN OR HANDWRITTEN PROVISIONS: Typewritten or hand-
written provisions shall control all printed provisions of this Contract in conflict with them.

X.	THIS PARAGRAPH INTENTIONALLY DELETED.

XI.	ASSIGNABILITY: (CHECK ONLY ONE): Buyer G may assign and
thereby be released from further liability under this Contract; G may assign but not be released from liability under this Contract; or G may not assign this Contract.

XII.	TIME:  Time is of the essence of this Contract.

XIII. THIS PARAGRAPH INTENTIONALLY DELETED.

XIV.	THIS PARAGRAPH INTENTIONALLY DELETED.

XV.	RADON GAS:  Radon is naturally occurring radioactive gas
that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

XVI.  THIS PARAGRAPH INTENTIONALLY DELETED.

XVII. SPECIAL CLAUSES: If additional space is required, attach
Addendum and CHECK HERE G.
	(a) This Contract for Sale and Purchase may be executed in counterparts by the parties hereto and each shall be considered an original insofar as the parties hereto are concerned but together said counterparts shall comprise only one Contract for Sale and Purchase.

     (b) Seller and Buyer represent that no broker is involved in this transaction.

Approval does not constitute an opinion that any of the terms and conditions in this Contract should be accepted by the parties in a particular transaction. Terms and conditions should be negotiated based upon the respective interests, objectives and bargaining positions of all interested persons.

BUYER:											SELLER:

VILLELLA, INC. a Florida
corporation

By:__________________________
	____________________
___________
   THOMAS L. VILLELLA, President		THOMAS L. VILLELLA, as
Trustee  of the Thomas L.
Villella Family Trust
dated August 5, 1991

Date: June_____, 1998           		Date:  June_____, 1998

Tax I.D. #591784459				    			Social Security or
													Tax I.D. ####-##-####


STANDARDS FOR REAL ESTATE TRANSACTIONS

A.	EVIDENCE OF TITLE: (1) An abstract of title prepared or
brought current by a reputable and existing abstract firm (if not existing then certified as correct by an existing firm) purporting to be an accurate synopsis of the instruments affecting title to the Real Property recorded in the public records of the county wherein Real Property is located through Effective Date and which shall commence with the earliest public records, or such later date as may be customary in the county. Upon closing of this transaction, the abstract shall become the property of Buyer, subject to the right of retention thereof by first mortgagee until fully paid. (2) A title insurance commitment issued by a Florida licensed title insurer agreeing to issue to Buyer, upon recording of the deed to Buyer, an owner's policy of title insurance in the amount of the purchase price insuring Buyer's title to the Real Property, subject only to liens, encumbrances, exceptions or qualifications set forth in this Contract and those which shall be discharged by Seller at or before closing. Seller shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications specified in this Contract. Marketable title shall be determined according to applicable Title Standards adopted by authority of The Florida Bar and in accordance with law. Buyer shall have 30 days, if abstract, or 1 day, if title commitment, from date of receiving evidence of title to examine it. If title is found defective, Buyer shall, within 3 days thereafter, notify Seller in writing specifying defect(s). If the defect(s) render title unmarketable, Seller will have 30 days from receipt of notice to remove the defect, failing which Buyer shall within five (5) days after expiration of the thirty (30) day period, deliver written notice to Seller either: (1) extending the time within which Seller shall use diligent effort to remove the defects for a reasonable period not to exceed 120 days; or (2) requesting a refund of deposit(s) paid which shall immediately be returned to Buyer, whereupon, Buyer and Seller shall be released of all further obligations under the Contract. If Buyer fails to so notify Seller, Buyer shall be deemed to have accepted title as it then is. Seller shall, if title is found unmarketable, use diligent effort to correct defect(s) in the title within the time provided therefor. SEE PARAGRAPH V.

B.	THIS PARAGRAPH INTENTIONALLY DELETED.

C.	THIS PARAGRAPH INTENTIONALLY DELETED.

D. SURVEY: Buyer, at Buyer's expense, within time allowed to deliver evidence of title and to examine same, may have the Property surveyed and certified by a registered Florida surveyor. If survey shows encroachment on Real Property or that improvements located on Real Property encroach on setback lines, easements, lands of others or violate any restrictions, Contract covenants or applicable governmental regulation, the same shall constitute a title defect.

E.	THIS PARAGRAPH INTENTIONALLY DELETED.

F.	INGRESS AND EGRESS: Seller warrants and represents that there is ingress and egress to the Real Property sufficient for its intended use as described in Paragraph VII hereof, title to which is in accordance with Standard A.

G.	THIS PARAGRAPH INTENTIONALLY DELETED.

H.	LIENS: Seller shall furnish to Buyer at time of closing an
affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors known to Seller and further attesting that there have been no improvements or repairs to the Property for 90 days im-mediately preceding date of closing. If Property has been improved or repaired within that time, Seller shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers and materialmen in addition to Seller's lien affidavit setting forth the names of all such general contractors, subcontractors, suppliers and materialmen and further affirming that all charges for improvements or repairs which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at closing of this Contract.

I.	PLACE OF CLOSING: Closing shall be held at the office of the attorney for the Seller.

J.	TIME PERIOD: In computing time periods of less than six (6)
days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided for herein which shall end on a Saturday, Sunday or a legal holiday shall extend to 5:00 p.m. of the next business day.

K.	DOCUMENTS FOR CLOSING: Seller shall furnish the deed, bill of sale, owner's affidavit and corrective instruments. Buyer shall furnish the closing statement.

L.	EXPENSES: Documentary stamps on the deed and recording of
corrective instruments shall be paid by Seller. Recording of the deed shall be paid by Buyer.

M.	PRORATIONS; CREDITS: Taxes, assessments, insurance and other expenses and revenue of Property shall be prorated through day before closing. Buyer shall have the option of taking over any existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations. Prorations will be made through day prior to occupancy if occupancy occurs before closing. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current year's millage is not fixed, and current year's assessment is available, taxes will be prorated based upon such assessment and the prior year's millage. If current year's assessment is not available, then taxes will be prorated on the prior year's tax. If there are completed improvements on the Real Property by January 1st of year of closing, which improvements were not in existence on January 1st of the prior year, then taxes shall be prorated based upon the prior year's millage and at an equitable assessment to be agreed upon between the parties, failing which, request will be made to the County Property
Appraiser for an informal assessment taking into consideration available exemptions. Any tax proration based on an estimate shall, at request of either Buyer or Seller, be subsequently readjusted upon receipt of tax bill on condition that a statement to that effect is in the closing statement.

N.	SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified
special assessment liens as of date of closing (not as of Effective Date) are to be paid by Seller. Pending liens as of date of closing shall be assumed by Buyer. If the improvement has been substantially completed as of Effective Date, such pending lien shall be considered certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate of assessment for the improvement by the public body.

O.	THIS PARAGRAPH INTENTIONALLY DELETED.

P.	RISK OF LOSS: If the Property is damaged by fire or other
casualty before closing and cost of restoration does not exceed 3% of the assessed valuation of the Property so damaged, cost of restoration shall be an obligation of the Seller and closing shall proceed pursuant to the terms of this Contract with resto-ration costs escrowed at closing. If the cost of restoration exceeds 3% of the assessed valuation of the improvements so damaged, Buyer shall have the option of either taking Property as is, together with either the 3% or any insurance proceeds payable by virtue of such loss or damage, or of canceling this Contract and receiving return of deposit(s).

Q.	PROCEEDS OF SALE; CLOSING PROCEDURE: The deed shall be
recorded upon clearance of funds. If abstract, evidence of title shall be continued at Buyer's expense to show title in Buyer, without any encumbrances or change which would render Seller's title unmarketable from the date of the last evidence. Proceeds of the sale shall be held in escrow by Seller's attorney or by another mutually acceptable escrow agent for a period of not longer than 5 days from and after closing date. If Seller's title is rendered unmarketable, through no fault of Buyer, Buyer shall, within the 5-day period, notify Seller in writing of the defect and Seller shall have 30 days from date of receipt of such notification to cure the defect. If Seller fails to timely cure the defect, all deposit(s) and closing funds shall, upon written demand by Buyer and within 5 days after demand, be returned to Buyer and simultaneously with such repayment, Buyer shall return the Personal Property, vacate the Real Property and reconvey the Property to Seller by special warranty deed and bill of sale. If Buyer fails to make timely demand for refund, Buyer shall take title as is, waiving all rights against Seller as to any intervening defect except as may be available to Buyer by virtue of warranties contained in the deed or bill of sale. If a portion of the purchase price is to be derived from institutional financing or refinancing, requirements of the lending institution as to place, time of day and procedures for closing, and for disbursement of mortgage proceeds shall control over contrary provision in this Contract. Seller shall have the right to require from the lending institution a written commitment that it will not withhold disbursement of mortgage proceeds as a result of any title defect attributable to Buyer-mortgagor. The escrow and closing procedure required by this Standard may be waived if title agent insures adverse matters pursuant to Section 627.7841, F.S. (1991), as amended.

R.	ESCROW: Any escrow agent ("Agent") receiving funds or
equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of Contract. Failure of clearance of funds shall not excuse Buyer's performance. If in doubt as to Agent's duties or liabilities under the provisions of Contract, Agent may, at Agent's option, continue to hold the subject matter of the escrow until the parties mutually agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties or Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed real estate broker, Agent will comply with provisions of Chapter 475, F.S. (1991), as amended. Any suit between Buyer and Seller wherein Agent is made a party because of acting as Agent hereunder, or in any suit wherein Agent interpleads the subject matter of the escrow, Agent shall recover reasonable attorney's fees and costs incurred with the fees and costs to be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. Parties agree that Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to this escrow, unless such misdelivery is due to willful breach of this Contract or gross negligence of Agent.

S.	THIS PARAGRAPH INTENTIONALLY DELETED.

T.	FAILURE OF PERFORMANCE: If Buyer fails to perform this
Contract within the time specified, Buyer and Seller shall be relieved of all obligations under this Contract; or Seller, at Seller's option, may proceed in equity to enforce Seller's rights under this Contract. If, for any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, the Buyer may seek specific performance. There is no right of damages.

U.	CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE: Neither this
Contract, nor any notice of it shall be recorded in any public records. This Contract shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

V.	CONVEYANCE: Seller shall convey title to the Real Property by statutory warranty, trustee's, personal representative's or guardian's deed, as appropriate to the status of Seller, subject only to matters contained in Paragraph VII and those otherwise accepted by Buyer. Personal Property shall, at request of Buyer, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.

W.	OTHER AGREEMENTS: No prior or present agreements or
representations shall be binding upon Buyer or Seller unless included in this Contract. No modification or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.

X.	THIS PARAGRAPH INTENTIONALLY DELETED.

Y.  The closing of this transaction is contingent upon WINSTON
FURNITURE COMPANY OF ALABAMA, INC., an Alabama corporation, closing on the purchase of the stock interest of Thomas L.
Villella in Villella, Inc.


GUARANTY:

The undersigned hereby unconditionally guarantees the representations, warranties and obligations of the Seller under the terms and conditions of this Contract

Dated:  June ____, 1998
	______________________________
___
												THOMAS L. VILLELLA

ADDENDUM TO
CONTRACT FOR SALE AND PURCHASE


		1.	Seller and Buyer hereby agree that $25,000 of the
Purchase Price will be held in escrow by Abrams Anton P.A.Trust
Account pending the receipt by Buyer of a survey (the "Survey") of the Property and improvements certified to Buyer in such form as to allow any survey exception to be removed from the Title
Policy to be delivered by Seller to Buyer hereunder. Buyer and Seller agree that the cost of the Survey shall be split equally among Buyer and Seller.

	2.	Should the Survey reveal any existing encroachment on
any property adjacent to the Property, Seller, at its sole cost and expense, shall remedy such encroachment to the reasonable satisfaction of Buyer.

	Dated June ___, 1998


SELLER:


 .
THOMAS L. VILLELLA AS
TRUSTEE OF THE THOMAS L.
VILLELLA FAMILY TRUST
DATED AUGUST 5, 1991




THOMAS L. VILLELLA

BUYER:

VILLELLA, INC.

By:







Its:



EXHIBIT "B"

CONTRACT FOR SALE AND PURCHASE


REPRESENTATIONS AND WARRANTIES OF SELLER

		1.	Zoning.  Seller hereby represents and warrants to
Buyer that the Property is in compliance with all applicable building, zoning, and other land use and similar laws, codes ordinances, rules, regulations and orders.

	2.	Encumbrances.  Seller hereby represents and warrants to
Buyer that there are no encumbrances affecting the Property other than (i) those reflected on the Title Commitment to be delivered to Buyer pursuant to this Agreement and (ii) as reflected on the November 12, 1996 Specific Purpose Survey for Thomas Villella prepared by Daniel M. Croft, P.L.S. (the "1996 Survey").

	3.	Construction.  Seller hereby represents and warrants to
Buyer that any and all construction performed on the Property since the date of the 1996 Survey was performed in accordance with all applicable building, zoning and other land use and similar laws, codes, ordinances, rules, regulations and orders and that such construction is within the lot lines or boundary lines of the Property and does not encroach upon any adjoining property.

Dated:   June 30, 1998


Thomas L. Villella